                                                                   EXHIBIT 10(a)
                     SOUTHPOINT FIVE OFFICE BUILDING LEASE


                                    BETWEEN


                       TERRAMICS/SOUTHPOINT ASSOCIATES V
                              LIMITED PARTNERSHIP

                                                       Landlord


                                      AND


                           UNISOURCE WORLDWIDE, INC.

                                                        Tenant



DATED:  February 1, 1997

                               TABLE OF CONTENTS
                                                                          PAGE

1.           Premises and Lease............................................  2
             ------------------
             (a)    Description of Premises................................  2
                    -----------------------
             (b)    Lease of Premises......................................  3
                    -----------------

2.           Completion by Landlord........................................  3
             ----------------------
            (a)     Building Shell Plans...................................  3
                    --------------------
            (b)     Interior Improvement Plans.............................  4
                    --------------------------
            (c)     Modification of Plans..................................  6
                    ---------------------
            (d)     Construction...........................................  8
                    ------------
            (e)     Fit-Out Allowance...................................... 10
                    -----------------
            (f)     Payment or Credit for Construction..................... 11
                    ----------------------------------
            (g)     Tenant's Representative................................ 13
                    -----------------------

3.          Term........................................................... 15
            ----
            (a)     Commencement........................................... 15
                    ------------
            (b)     Duration............................................... 15
                    --------
            (c)     Memorandum............................................. 16
                    ----------
            (d)     Early Entry for Performance of Tenant Finish........... 16
                    --------------------------------------------
            (e)     Date of Substantial Completion......................... 17
                    ------------------------------
            (f)     Punch List; Latent Defects............................. 18
                    --------------------------
            (g)     Delays................................................. 20
                    ------

4.          Use of Premises...............................................  23
            ---------------
            (a)     General................................................ 23
                    -------
            (b)     System Changes......................................... 23
                    --------------

5.          Rent........................................................... 24
            ----
            (a)     Minimum Annual Rent.................................... 24
                    -------------------
            (b)     Additional Rent on Account of Taxes and Operating
                    -------------------------------------------------
                    Costs.................................................. 26
                    -----
            (c)     Overdue Payments....................................... 37
                    ----------------

6.          Redecoration Allowance......................................... 37
            ----------------------

7.          Insurance...................................................... 39
            ---------
            (a)    Required Coverage......................................  39
                   -----------------
            (b)    Landlord's Insurance; Tenant's Optional Insurance......  40
                   -------------------------------------------------
            (c)    Insureds...............................................  41
                   --------
            (d)    Waiver of Subrogation..................................  41
                   ---------------------

8.          Repairs and Maintenance.......................................  42
            -----------------------
            (a)    Tenant's Obligation....................................  42
                   -------------------

            (b)     Landlord's Repairs..................................... 43
                    -------------------
            (c)     Capital Items.......................................... 44
                    -------------

9.           Electricity and Gas........................................... 45
             -------------------
             (a)     Separate Metering..................................... 45
                     -----------------
             (b)     Limitation Regarding Services......................... 45
                     -----------------------------
             (c)     Interruption in Services; Rent Abatement.............. 46
                     ----------------------------------------

10.          Janitorial and Other Services................................. 47
             -----------------------------
             (a)     Janitorial and Trash Removal Services................. 47
                     -------------------------------------
             (b)     First Class Standard.................................. 48
                     --------------------

11.          Governmental Regulations...................................... 48
             ------------------------
             (a)     General............................................... 48
                     -------
             (b)     Environmental......................................... 50
                     -------------

12.          Directory; Signs; Building Name............................... 51
             -------------------------------

13.          Alterations, Additions and Fixtures........................... 52
             -----------------------------------
             (a)     Trade Fixtures........................................ 52
                     --------------
             (b)     General Restrictions.................................. 52
                     --------------------
             (c)     Rooftop Antenna....................................... 55
                     ---------------

14.          Mechanics' Liens.............................................. 56
             ----------------

15.          Landlord's Right of Entry..................................... 57
             -------------------------
             (a)     General Rights........................................ 57
                     --------------
             (b)     Prospects............................................. 58
                     ---------

16.          Damage by Fire or Other Casualty.............................. 59
             --------------------------------
             (a)     Restoration........................................... 59
                     -----------
             (b)     Time.................................................. 59
                     ----
             (c)     Tenant's Property..................................... 60
                     -----------------
             (d)     Rent Abatement........................................ 61
                     --------------

17.          Non-Abatement of Rent......................................... 61
             ---------------------

18.          Indemnity..................................................... 61
             ---------
             (a)     Tenant's Indemnification of Landlord.................. 61
                     ------------------------------------
             (b)     Landlord's Indemnification of Tenant.................. 62
                     ------------------------------------
             (c)     Limitation of Indemnity............................... 63
                     -----------------------

19.          Condemnation.................................................. 64
             ------------
             (a)     Termination........................................... 64
                     -----------
             (b)     Partial Condemnation.................................. 65
                     --------------------
             (c)     Award................................................. 66
                     -----
             (d)     Temporary Taking...................................... 66
                     ----------------

20.          Quiet Enjoyment..............................................  67
             ---------------
             (a)     Quiet Enjoyment; Rules and Regulations...............  67
                     --------------------------------------
             (b)     Landlord's Representations...........................  67
                     --------------------------
             (c)     Tenant's Right to Pledge Personalty .................  68
                     -----------------------------------

21.          Assignment and Subletting....................................  69
             -------------------------
             (a)     General..............................................  69
                     -------
             (b)     Consent..............................................  69
                     -------
             (c)     Conditions Upon Assignment or Subletting.............  70
                     ----------------------------------------
             (d)     Conditions...........................................  72
                     ----------
             (e)     Mortgagee Consent....................................  74
                     -----------------
             (f)     Limitation on Other Rights...........................  75
                     --------------------------
             (g)     Assignment to Affiliates.............................  75
                     ------------------------

22.          Subordination and Nondisturbance.............................  76
             --------------------------------
             (a)     Subordination........................................  76
                     -------------
             (b)     Nondisturbance.......................................  77
                     --------------
             (c)     Notice to Tenant of Landlord's or Fee Owner's
                     ---------------------------------------------
                     Mortgages............................................  78
                     ----------
             (d)     Title Report.........................................  78
                     ------------
             (e)     Confirmation of Subordination........................  78
                     -----------------------------

23.          Tenant's Estoppel Certificate................................  79
             -----------------------------

24.          Curing Tenant's Defaults.....................................  80
             ------------------------

25.          Surrender....................................................  81
             ---------
             (a)     Lease Termination....................................  81
                     -----------------
             (b)     Holding Over.........................................  82
                     ------------

26.          Defaults; Remedies...........................................  83
             ------------------
             (a)     Insolvency...........................................  83
                     ----------
             (b)     Events of Default....................................  84
                     -----------------
             (c)     Accelerated Recovery Component.......................  87
                     ------------------------------
             (d)     Re-entry.............................................  88
                     --------
             (e)     Continuing Liability.................................  89
                     --------------------
             (f)     Credit...............................................  91
                     ------
             (g)     No Duty to Relet.....................................  91
                     ----------------
             (h)     Bankruptcy...........................................  92
                     ----------
             (i)     Non-Waiver...........................................  92
                     ----------
             (j)     Rights and Remedies Cumulative.......................  92
                     ------------------------------
             (k)     Landlord's Default; Limited Right of Offset..........  93
                     -------------------------------------------

27.          Office Park Declaration......................................  94
             -----------------------

28.          Interpretation...............................................  95
             --------------
             (a)     Captions.............................................  95
                     --------

            (b)     Entire Agreement......................................  95
                    ----------------
            (c)     Exhibits..............................................  96
                    --------
            (d)     Arbitration...........................................  96
                    -----------
            (e)     Consents..............................................  97
                    --------

29.         Definitions...................................................  97
            -----------
            (a)     "Landlord."...........................................  97
                     --------
            (b)     "Tenant.".............................................  98
                     -------
            (c)     "Mortgage" and "Mortgagee"............................  99
                     ------------------------
            (d)     "Person."............................................. 100
                     -------
            (e)     "Date of this Lease".................................. 100
                     ------------------

30.          Notices...................................................... 100
             -------

31.          Miscellaneous................................................ 101
             -------------
             (a)     Brokers.............................................. 101
                     -------
             (b)     Partial Invalidity................................... 102
                     ------------------
             (c)     Additional Charges................................... 103
                     ------------------
             (d)     Authority............................................ 103
                     ---------
             (e)     Time of the Essence.................................. 103
                     -------------------
             (f)     Binding Effect....................................... 103
                     --------------

32.          Renewal Option............................................... 104
             --------------
             (a)     Conditions........................................... 104
                     ----------
             (b)     Renewal Terms........................................ 104
                     -------------

33.          Expansion Rights............................................. 109
             ----------------
             (a)     Expansion Space...................................... 109
                     ---------------

34.          Sublet Assistance and Purchase Option........................ 112
             -------------------------------------
             (a)     General.............................................. 112
                     -------
             (b)     Sublet Assistance.................................... 112
                     -----------------
             (c)     Purchase Option...................................... 113
                     ---------------
             (d)     Purchase Price....................................... 114
                     --------------
             (e)     Other Purchase Terms................................. 115
                     --------------------
             (f)     Landlord's Rescission Option......................... 116
                     ----------------------------

35.          Construction Contingency..................................... 117
             ------------------------
             (a)     Satisfaction of Contingency.......................... 117
                     ---------------------------

36.          Ground Lease Provision....................................... 118
             ----------------------
             (a)     No Modification of Ground Leases..................... 118
                     --------------------------------
             (b)     No Merger............................................ 119
                     ---------

SCHEDULE A - DESCRIPTION OF LAND
----------

SCHEDULE B - GROUND LEASE
----------

SCHEDULE 2(A) - BUILDING SHELL AND SITE SPECIFICATIONS
-------------

SCHEDULE 2(B) - PRELIMINARY PLANS FOR TENANT WORK
-------------

SCHEDULE 3(c) - MEMORANDUM OF COMMENCEMENT
-------------

SCHEDULE 10(a) - JANITORIAL SERVICES
--------------

SCHEDULE 20(b) - RULES AND REGULATIONS
--------------

SCHEDULE 27(a) - OFFICE PARK DECLARATION
--------------

SCHEDULE 27(b) - REVISIONS TO OFFICE PARK DECLARATION
--------------

                     SOUTHPOINT FIVE OFFICE BUILDING LEASE



          THIS AGREEMENT OF LEASE ("Lease") is made by and between TERRAMICS/SOUTHPOINT ASSOCIATES V LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the Commonwealth of Pennsylvania (herein called "Landlord"), and UNISOURCE WORLDWIDE, INC., a Delaware corporation (herein called "Tenant"), with joinder by SOUTHPOINT LAND HOLDINGS, INC., a Pennsylvania corporation (herein called "Fee Owner").

                                  BACKGROUND
                                  ----------

          A. Fee Owner owns certain vacant land at the intersection of Cassatt Road and Route 252 in Tredyffrin Township, Chester County, Pennsylvania, adjoining the "Southpoint" office park in Berwyn, Pennsylvania (the "Office Park") and which contains approximately 3.5 acres, as described on Schedule A
                                                                   ----------
hereto (the "Land").

          B. The Land is leased from Fee Owner to Landlord pursuant to a ground lease (the "Ground Lease"), a copy of which (as amended) is attached hereto as

Schedule B.  The Ground Lease, dated December 28, 1989, is between The Real
----------
Estate Center Partnership (as landlord) and Landlord (as tenant). The landlord's interest thereunder was assigned from Real Estate Center Partnership to Fee Owner by Assignment of Lessor's Interest in Ground Lease dated December 28, 1989, simultaneously with conveyance to Fee Owner of the underlying fee interest in the Land.

          C. Landlord has the power and authority to lease the Land, as the same may hereafter be improved, to third parties. This Lease sets forth the terms and conditions under which Tenant shall lease from Landlord the Land and the improvements to be constructed thereon, as well as the terms and conditions under which Tenant may purchase such property.

          NOW, THEREFORE, Landlord and Tenant agree as follows, intending to be legally bound hereby, and hereby incorporate into their agreement the foregoing background provisions.

     1.  Premises and Lease.
         ------------------

          (a) Description of Premises.  The term "Building" means the proposed
              -----------------------
two-story building containing approximately 43,480 rentable square feet, to be known as "Southpoint FIVE" and to be constructed on the Land. The Building is expected to have a mailing address of 1140 West Swedesford Road, Berwyn, Pennsylvania, 19312. The Building, the Land and any other improvements existing or to be constructed thereon are herein collectively called the "Premises."

          (b) Lease of Premises.  Landlord does hereby lease to Tenant, and
              -----------------
Tenant does hereby lease from Landlord, for the term and upon the terms, covenants, conditions and provisions set forth herein, the Premises, including the Building which shall be completed in accordance with Section 2 hereof. The Building rentable square foot area as reflected herein is consistent with the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996.

     2.  Completion by Landlord.
         ----------------------

          (a) Building Shell Plans.  Landlord and Tenant have agreed upon
              --------------------
outline specifications for the Building shell as well as a site plan showing the footprint of the Building on the Land and related features and specifications, as identified on Schedule 2(a) hereto (the "Building Shell and Site
                 -------------
Specifications"). The Building Shell and Site Specifications include and describe, without limitation: architectural design features, materials, mechanical systems, finish qualities and site work (including a new road entrance and signage monument). The Building Shell and Site Specifications may include, to the extent specifically indicated therein, improvements or features which are to be charged to Tenant, and against which Tenant is to receive an allowance as hereafter set forth ("Special Tenant Shell Features").

          (b) Interior Improvement Plans.  The interior improvements to the
              --------------------------
Building which are required by Tenant and which are not included in the Building Shell and Site Specifications (the "Tenant Improvement Work") shall be performed by a contractor or contractors engaged by Landlord in accordance with final, sealed construction and engineering drawings and specifications and finish plans to be developed by Tenant (the "Final Tenant Plans"). In such connection, it is understood that the Final Tenant Plans shall incorporate mechanical, electrical and plumbing drawings and specifications to be prepared by Landlord's designated engineering firm ("Landlord's Engineer"), based upon Tenant's requirements. The Final Tenant Plans shall be consistent with the Building Shell and Site Specifications, and shall be sufficient for bidding, permitting and construction purposes. The Tenant Improvement Work does not include such additional fixturing and installations as Tenant may elect to perform through its own contractors in accordance with the terms of this Lease. The Final Tenant Plans (which will incorporate the drawings and specifications of Landlord's Engineer as set forth above) shall be prepared by a reputable architectural firm ("Tenant's Architect") selected by Tenant. Landlord agrees that Balongue Design of Exton, Pennsylvania is acceptable to Landlord for such purpose. Preliminary architectural and engineering plans and outline specifications for the Tenant Improvement Work ("Preliminary Plans"), showing generally the proposed configuration and finish level and the proposed structural, electrical and mechanical requirements of Tenant's space in the Building, have been submitted to Landlord and are identified on Schedule 2(b)(1)
                                                                ----------------
hereto. Based upon the Preliminary Plans, Landlord shall, within five (5) business days following the date hereof, furnish to Tenant preliminary comments and preliminary pricing information (based upon takeoffs performed by Landlord's contractor, Barclay White Incorporated). After performing such value engineering as it deems appropriate, but in no event later than March 10, 1997, Tenant shall deliver to Landlord its Final Tenant Plans, excluding the drawings and specifications to be prepared by Landlord's Engineer, for Landlord's final review and approval (not to be unreasonably withheld). Such Final Tenant Plans shall include all required information on colors, finishes, specialized millwork and the like. Landlord and Landlord's Engineer shall review and approve or comment on the Final Tenant Plans (using reasonable commercial judgment), and shall prepare and submit to Tenant the drawings and specifications prepared by Landlord's Engineer, within five (5) business days after Landlord's receipt of such Final Tenant Plans. Tenant shall cause Tenant's Architect to revise the Final Tenant Plans in accordance with Landlord's comments (for which Landlord shall be available for good faith discussion) and shall resubmit same to Landlord in accordance with the foregoing procedures, incorporating the drawings and specifications prepared by Landlord's Engineer, not later than five (5) business days after Tenant's receipt of Landlord's comments and the drawings and specifications of Landlord's Engineer.

          (c) Modification of Plans.  The Building Shell and Site Specifications
              ---------------------
and the Final Tenant Plans shall be subject to additional refinement and modification as may be mutually agreed to by Landlord and Tenant, or as may be reasonably necessary or desirable in the implementation of final site approvals and other required approvals or as a result of field conditions; provided, however, that:

          (i) except as provided in subsection (ii) below, no change or modification in a previously approved plan, specification or detail which adversely affects either party to a substantial degree (in terms of cost, time or otherwise) shall be implemented unless the affected party (and any mortgagee of the Premises having approval rights) shall first agree thereto in writing (including, for a change requested by Tenant, an agreement as to the cost to be chargeable to, or amount credited to, Tenant therefor and the estimated extension of the construction period resulting therefrom (it being further understood that any additional time resulting from a Tenant-requested change order shall constitute a Tenant Delay); and

          (ii) Landlord may implement changes or refinements to previously approved plans, specifications or details as may be reasonably necessary or appropriate in connection with final site approvals or other necessary permits and approvals, or as a result of field conditions or scarcity or unavailability of specified products or materials, but only if (A) the change does not impair the general level of Building quality, functionality and anticipated aesthetics,
(B) any substitution of materials is made with materials of a quality and functionality which is equal to or greater than that of the previously specified materials, (C) Landlord assumes responsibility for any special redesign and/or retrofit construction costs incurred as a result thereof, and (D) any change which directly affects the Tenant Improvement Work or the anticipated aesthetics of the Building must be approved or rejected in writing by Tenant, whose approval shall not be unreasonably withheld or delayed; provided that, for such purposes, if disapproval with specific explanation shall not be delivered to Landlord within five (5) business days after notification of the proposed change, any resulting delay shall be considered a Tenant Delay (defined in subsection (d) below).

          (d) Construction.  As used herein, the term "Project Work" means all
              ------------
work and services required to construct, fit-out and equip the Building (including the Tenant Improvement Work), and to perform all other on and off-site work and improvements, in accordance with the Building Shell and Site Specifications and the Final Tenant Plans. The Project Work shall be performed by Landlord utilizing Barclay White Incorporated, or another reputable contractor or contractors designated by Landlord and acceptable to Tenant ("Landlord's Contractor"). Landlord and Tenant shall, promptly following their entry into this Lease, and in cooperation with Landlord's Contractor, develop a mutually approved list of subcontractors for whom bids shall be solicited (and the lowest responsive and responsible bid selected) for the Project Work, it being further acknowledged that Landlord and Landlord's Contractor have agreed to a base fee of 3 1/2% of costs and a 5% fee for change orders. Tenant shall be afforded the right to review and submit comments and recommendations on the bids for the Tenant Improvement Work and the Special Tenant Shell Features (or those components of the bids which directly relate to the Tenant Improvement Work and Special Tenant Shell Features). The Project Work shall be commenced promptly upon the satisfaction of the Closing Contingency (as defined in Section 35 hereof) and shall be diligently prosecuted by Landlord so as to be substantially completed on October 24, 1997 (the "Target Commencement Date"), subject to (i) Force Majeure (defined below) and to (ii) any delays ("Tenant Delay") caused by or attributable to Tenant, Tenant's Architect, contractors, or any other persons or firms engaged by Tenant to provide plans, specifications or information relating to the Tenant Improvement Work or to perform work or services in the Premises (including without limitation Tenant's failure to timely submit a required plan or approval or Tenant's request for changes). All construction shall be done in a good and workmanlike manner and in accordance with applicable laws, codes, ordinances, regulations and orders of the federal, state, county or other governmental authorities having jurisdiction thereof (including requirements of the Americans With Disabilities Act), provided that Tenant and Tenant's Architect, and not Landlord, shall be responsible for legal compliance of the Final Tenant Plans (excluding legal compliance of the plans prepared by Landlord's Engineer which are incorporated into the Final Tenant Plans) and for the consequences of constructing the work in accordance with the Final Tenant Plans (exclusive of the plans prepared by Landlord's Engineer as aforesaid). A "Force Majeure" delay, with respect to exoneration of a party's liability therefor, is a delay attributable to strikes or other labor troubles; area-wide scarcity, unavailability or delays in obtaining fuel, labor or materials; war or other national emergency; floods; fire damage or other casualties; unusual weather conditions; or any other causes similar or dissimilar to the foregoing which are beyond the reasonable control of such party. For purposes of this Lease, delays caused by or attributable to a third party with whom the party in question has contracted (such as Tenant's Architect or Landlord's Contractor) shall be considered to be Force Majeure delays only if the underlying reason for such third party's delay is otherwise within the scope of Force Majeure (e.g., fire), and shall not be considered to be Force Majeure delays if attributable to the failure of such third party to comply with the terms of its contractual arrangement.

          (e) Fit-Out Allowance.   The term "Tenant Improvement Cost" means
              -----------------
Landlord's total costs paid or incurred for the design and performance of the Tenant Improvement Work and the Special Tenant Shell Features (if any). The Tenant Improvement Cost is composed of the amounts payable (i) to Landlord's Contractor and (to the extent of the cost of preparing the drawings and specifications referred to in Section 2(b) above), Landlord's Engineer (not to exceed $17,500 for the services outlined in the proposal of C.J. Engineers dated January 31, 1997, but exclusive of extensive revisions due to Tenant's value engineering); (ii) to Tenant's Architect, to the extent Tenant elects to seek reimbursement of same from Landlord in accordance with the terms hereof, (iii) to any other contractors, vendors or others furnishing labor or materials for the completion of the Tenant Improvement Work and Special Tenant Shell Features (including without limitation cabling and other telecommunications-related costs) on account of labor, materials and supervision, and (iv) to governmental authorities for all licenses and permits required for construction, use and occupancy of the Tenant Improvement Work and Special Tenant Shell Features. Landlord has agreed that Tenant shall be entitled to an allowance of Thirty One Dollars ($31.00) per rentable square foot of the Building, or $1,347,880 based on 43,480 square feet (the "Fit-Out Allowance") on account of the Tenant Improvement Cost.

          (f) Payment or Credit for Construction.
              ----------------------------------

          (1) Promptly after final receipt by Landlord of approved Final
Tenant Plans, Landlord shall obtain and present to Tenant a final schedule, in reasonable detail, of the Tenant Improvement Cost and the various major components thereof (the "Cost Schedule"), including therein such specific contingencies and allowances as may be appropriate and as are consistent with the foregoing provisions of this Article 2. The Cost Schedule as it pertains to construction costs shall be based upon a guaranteed maximum price and competitively-bid subcontracts with a 3 1/2% fee to Landlord's Contractor. Tenant shall thereupon have five (5) business days within which to accept the Cost Schedule or to perform value engineering and submit to Landlord revised Final Tenant Plans; provided that said 5 business day period shall be extended by the number of business days, beyond 1 business day, in obtaining a response from Landlord's Contractor to Tenant's alternative pricing requests. Tenant's failure to accept the Cost Schedule or submit revised Final Tenant Plans to Landlord, within said five (5) business day period (extended as aforesaid), shall result in a Tenant Delay from that time until the actual time submitted.

          (2) If the Tenant Improvement Cost as reflected in the Cost Schedule is in excess of the Fit-Out Allowance, Tenant shall pay such excess to Landlord in progress payments within twenty (20) days after receiving a bill therefor (accompanied by Landlord's itemization of the amount due), but only after the Fit-Out Allowance has been fully used. Any such excess costs shall also include a net increase in the Tenant Improvement Cost resulting from a change order requested by Tenant or by reason of a change in the Final Tenant Plans requested by Tenant. If the Tenant Improvement Cost is less than the Fit-Out Allowance, the savings shall be applied as a credit against the next installments of minimum rent due under this Lease, or, at Tenant's option, any unused allowance may be applied by Tenant for reimbursement (upon presentation of Tenant's statement showing the particular amounts and categories of expenses in question) of other costs associated with its move to the Premises, including furniture, moving expenses, telephone systems, and the like.

          (g)  Tenant's Representative.  Tenant may, by notice to Landlord,
               -----------------------
designate not more than two individuals (in addition to Tenant's Architect and officers and designated employees of Tenant), to be known as "Tenant's Representatives," and to be afforded reasonable access, at their sole expense, to the Premises during the course of construction of the Tenant Improvement Work and Special Tenant Shell Features and to inspect and monitor the performance of the Tenant Improvement Work and Special Tenant Shell Features in progress or completed and for taking field measurements; provided that any such access shall be during normal business hours, shall be upon reasonable prior notice to a designated construction representative of Landlord (whose identity shall be furnished to Tenant upon commencement of construction of the Project Work), and shall require escorting by Landlord's construction representative or his designees. Tenant shall cause Tenant's Representatives to work in harmony with, and avoid any interference to, Landlord's Contractor and its subcontractors, engineers and others who are involved in the Project Work, and any delays caused by such interference shall be considered a Tenant Delay. Tenant's Representatives shall have no right to approve or disapprove change orders or otherwise be afforded any contractual rights in connection with the Project Work or this Lease and shall not have the right to legally bind Tenant. Tenant's Representatives shall have the right to attend periodic job meetings with Landlord's Contractor (as well as ensuing inspections) and shall be entitled to reasonable advance notice of such meetings. Inspections and other proper and lawful activities of Tenant's Representatives in accordance with the foregoing provisions shall not abrogate the responsibilities of Landlord and Landlord's Contractor for the Project Work.

     3.  Term.
         ----

          (a) Commencement.  The commencement of the term of this Lease
              ------------
("Commencement Date") shall be fourteen (14) days following the Date of Substantial Completion (as hereafter defined) or, if earlier, the date upon which Tenant shall have taken occupancy of the Building and commenced actual business operations therein. The parties have targeted October 24, 1997 for Substantial Completion. Landlord shall keep Tenant reasonably advised of anticipated changes in the Date of Substantial Completion and shall furnish notice to Tenant at least ten (10) days' in advance of the actual Date of Substantial Completion. Following the Date of Substantial Completion and continuing for a 2 week period thereafter, Landlord shall run the HVAC system in the Building on a 24 hour per day basis in order to reduce new construction-related vapors.

          (b) Duration.  Unless sooner terminated or extended in accordance with
              --------
the terms hereof, the term of this Lease shall end without the necessity for notice from either party to the other at 11:59 p.m. local time on the last day of the one hundred eightieth (180th) full calendar month following the Commencement Date (herein called the "Expiration Date").

          (c) Memorandum.  When the Commencement Date is established, Landlord
              ----------
and Tenant shall promptly execute and acknowledge a memorandum thereof in form substantially as set forth in Schedule 3(c) hereto.
                              -------------

          (d) Early Entry for Performance of Tenant Finish.  Tenant and its
              --------------------------------------------
authorized agents, employees and contractors shall have the right, at Tenant's own risk, expense and responsibility, and with insurance coverages in place reasonably acceptable to Landlord, (i) at all reasonable times prior to the Commencement Date to enter Premises to inspect the progress of construction and to take measurements, and (ii) within the sixty (60) day period prior to the anticipated Date of Substantial Completion (or earlier, with Landlord's approval, if deemed appropriate by Tenant in order to expedite its work or the work of Landlord's Contractor), to enter the Premises to install telecommunications cabling and wiring and to perform any other work necessary to prepare the Premises for occupancy by Tenant, but the performance of any such work or installations shall be subject to (A) obtaining Landlord's written consent for any work other than telecommunications cabling, wiring and installation of work stations, which consent shall not to be unreasonably withheld or delayed, and (B) the requirements of Section 13 of this Lease and in all cases consistent with good construction practices and the orderly completion of the Building. In so doing, Tenant shall not interfere with or delay the work to be performed hereunder by Landlord's Contractor or by other parties engaged by Landlord, and Tenant shall use contractors and workmen compatible with the contractors and workmen engaged in the work to be performed hereunder by Landlord. Tenant shall have no obligation to pay minimum annual rent or other sums payable under this Lease, or (except as to the insurance provisions of Section 7 or the indemnity provisions of Section 18) to otherwise perform the terms of this Lease as the result of performing such work. Landlord shall use commercially reasonable efforts to stage the completion of the Project Work to permit Tenant's contractors reasonable access to the Building in time to complete the installation of Tenant's furniture, fixtures and equipment and the performance of any other work to be performed by Tenant's contractors prior to the Commencement Date.

          (e) Date of Substantial Completion.  For purposes of this Lease, the
              ------------------------------
"Date of Substantial Completion" shall be the date when the Project Work and the improvements required to be constructed by Landlord under Section 2 hereof are substantially complete, as evidenced by the occurrence of the following: (i)

Landlord has delivered the Premises to Tenant with all the Project Work substantially completed (meaning such state of completion, exclusive of improvements to be performed by Tenant or Tenant's contractors, as will allow Tenant to utilize the Building for its intended purpose, except for "punch list" items which do not materially affect Tenant's use or occupancy of the Premises and which can be completed without material interference with Tenant's business), (ii) Landlord has delivered to Tenant a copy of a temporary or permanent Certificate of Occupancy for the Building lawfully permitting Tenant's intended uses, (iii) all systems and facilities required for Tenant's occupancy have been installed and are operational, and (iv) paved access to the Building and Land, and parking for at least 145 automobiles, exist as contemplated by the Building Shell and Site Specifications. Tenant shall cause Tenant's Architect to perform periodic inspections (at least monthly) of the construction of improvements performed pursuant to the Final Tenant Plans and to give Landlord and Landlord's Contractor prompt written notification of any deviations therefrom or of any other observed condition which is objectionable.

          (f)  Punch List; Latent Defects.  Upon receipt by Tenant of Landlord's
               --------------------------
10 day advance notification of the Date of Substantial Completion, Tenant and Tenant's Architect and Tenant's Representatives shall perform a comprehensive inspection of the Premises in conjunction with Landlord and its designated representatives. Based upon such inspection, Tenant and Landlord shall document a "punch list" of incomplete Project Work. In addition, Tenant and Landlord and their respective representatives shall, at Tenant's request, reinspect the Premises and document an updated punch list of remaining incomplete, nonconforming or defective Project Work within sixty (60) days after the Commencement Date. Landlord shall promptly undertake and diligently prosecute the completion of all such punch list items. Landlord shall likewise correct all latent defects in the Project Work which were not reasonably susceptible of discovery upon visual inspection within said sixty (60) day period, provided Tenant notifies Landlord thereof within sixty (60) days after discovery but in no event later than twenty four (24) months following the Commencement Date.
The foregoing provisions shall not limit the terms of any contractor's, manufacturer's or installer's warranties which are obtained in connection with the Project Work. Landlord shall use reasonable efforts to enforce all such warranties in accordance with their terms. Landlord shall obtain a warranty from Landlord's Contractor covering defects in workmanship and materials for two
(2) years following the Date of Substantial Completion, and shall obtain from the vendor or manufacturer, as the case may be, a transferable five (5) year warranty on the HVAC compressors, a 15 year transferable warranty on the roof, and a 5 year transferable warranty on window seals. Landlord shall obtain from Landlord's Contractor and shall furnish to Tenant a manual describing the Building systems and their use and maintenance, including copies of all warranties (which shall, to the extent possible as to systems other than those specifically referred to above, be transferable).

          (g) Delays.   No delay in the commencement, construction or completion
              -------
of the Project Work shall affect the obligations of the parties hereunder, or give rise to any damages or other compensation, except as otherwise set forth in this subparagraph (g).

          (1) If there shall be delays in the progress of the Project Work such that the Date of Substantial Completion shall occur after December 1, 1997 (or, if construction of the Project Work shall be commenced later than April 1, 1997, if such delays cause the Date of Substantial Completion to occur later than the expiration of eight (8) months thereafter), and if such delays are attributable to causes within Landlord's reasonable control (not including the period of any Tenant Delay or Force Majeure), then Tenant shall be entitled to one (1) day of abatement of minimum annual rent for each one (1) day of such delay beyond December 1, 1997 (or beyond the 8th month following commencement of construction), such abatement to be available against the minimum annual rent otherwise first payable under this Lease. Notwithstanding the foregoing, the abatement provisions referred to in this subsection (i.e., one day of abatement of minimum annual rent for each day of delay beyond December 1, 1997) shall also apply even if the delay in question is due to Force Majeure, but only to the extent that Landlord is able to recover rent insurance proceeds for rental loss attributable to the delay for which Tenant receives such abatement. Landlord agrees to use its reasonable commercial efforts to obtain such rent loss insurance (it being acknowledged that such insurance is not available for all types of Force Majeure conditions).

          (2) If there shall be delays in the progress of the Project Work such that the Date of Substantial Completion shall occur after December 1, 1997 (or, if construction of the Project Work shall be commenced later than April 1, 1997, if such delays cause the Date of Substantial Completion to occur later than the expiration of eight (8) months thereafter), and if such delays are attributable to causes within Tenant's reasonable control (not including Force Majeure), then

          Tenant shall pay an additional (1) day of minimum annual rent for each one (1) day of such delay beyond December 1, 1997 (or beyond the 8th month following commencement of construction), such additional rent to be payable to Landlord on the Commencement Date. (3) If there shall be delays in the progress of the Project Work such that the Date of Substantial Completion shall occur more than eighteen (18) months from the date of commencement of construction (the "Outside Delay Date"), regardless of Force Majeure but not including the period of any Tenant Delay, Tenant shall have the right to terminate this Lease without further liability of either party; provided that, (A) if Landlord shall notify Tenant, at any time, of an anticipated delay which, in Landlord's opinion, is likely to extend beyond the Outside Delay Date (including in such notice a detailed explanation of the underlying causes of the delay, the anticipated action plan and the anticipated Date of Substantial Completion, which shall thereupon constitute a new Outside Delay Date for purposes of this Lease), then Tenant's right of termination may be exercised only within thirty (30) days after receipt of such notice by Landlord, and (B) if Tenant shall decline to exercise its right of termination within said 30 day period, the new Outside Completion Date shall be as specified in Landlord's notice as set forth above.

          (4) Commencement of construction of the Project Work, as referred to in this Lease, does not include preliminary site work, preparation or grading prior to closing of Landlord's contemplated construction loan.

              4.  Use of Premises.
                  ---------------

          (a) General.  Tenant shall utilize the Premises throughout the term
              -------
for and only for general office purposes.

          (b) System Changes.  Subject to all of the other requirements of this
              --------------
Lease regarding alterations, Tenant shall not exceed the capacity of any of the electrical conductors and equipment in the Premises or Building and shall not install any equipment of any kind or nature which would necessitate any changes, replacements or additions to (or which might cause damage to) the plumbing systems, heating systems, air-conditioning systems or the electrical systems servicing the Premises or the Building without first making arrangements with Landlord to pay Landlord for all costs in connection with such replacements, changes or additions and subsequent repairs thereto.

     5.  Rent.
         ----

          (a) Minimum Annual Rent.  Beginning on the Commencement Date, the
              -------------------
minimum annual rent shall accrue under this Lease as follows:

          (i) for and during the period from the Commencement Date through the end of the five (5) year period thereafter, Twenty Three and 75/100 Dollars ($23.75) multiplied by the area of the Building in rentable square feet, or One Million Thirty Two Thousand Six Hundred Fifty Dollars ($1,032,650) per year and $86,054.17 per month (based on the square footage referred to in this Lease);

          (ii) for and during the five (5) year period following the period referred to in subclause (i) above, Twenty Five and 75/100 Dollars ($25.75) multiplied by the area of the Building in rentable square feet, or One Million One Hundred Nineteen Thousand Six Hundred Ten Dollars ($1,119,610) per year and $93,300.83 per month (based on said square footage); and

          (iii) for and during the balance of the initial term of this lease, Twenty Eight and 00/100 Dollars ($28.00) multiplied by the area of the Building in rentable square feet, or One Million Two Hundred Seventeen Thousand Four Hundred Forty Dollars ($1,217,440) per year and $101,453.33 per month (based on said square footage).

Such minimum annual rent shall be paid without notice or demand, and without setoff, in equal monthly installments in advance, on the first day of each calendar month during the term of this Lease, the first such installment to be payable upon the Commencement Date. If the Commencement Date shall fall on a day other than the first day of a calendar month, the rent shall be apportioned pro rata on a per diem basis. In addition, Tenant shall pay Landlord without setoff the additional rent as hereinafter set forth. Unless otherwise specifically provided, all sums shall be paid to Landlord at the address given in Section 30 hereof.

          (b) Additional Rent on Account of Taxes and Operating Costs.
              -------------------------------------------------------

          (i)  Share of Annual Operating Costs and Taxes.  For and with respect
               -----------------------------------------
to each calendar year within which the term of this Lease (and any extension or renewal thereof, except as otherwise specifically set forth herein) falls, there shall accrue, as additional rent, (1) the amount by which Annual Operating Costs for such year exceeds Annual Operating Costs for the calendar year 1998, and (2) the amount by which Taxes for such year exceeds Taxes for the calendar year 1998; provided that if Taxes for any year subsequent to the calendar year 1998 shall be less than Taxes for the calendar year 1998, the savings shall accrue as a credit against minimum annual rent payable by Tenant. The additional rent under this subsection (i) shall be prorated on a per-diem basis for any partial calendar year included within the beginning and end of the term. Annual Operating Costs for said base year of 1998 shall be increased by Landlord in good faith to take into consideration reduced operating expenses accountable solely to the fact that the Building and its related equipment are in new condition and that many of the costs that would otherwise be expended in said base year for repairs and maintenance will be covered by initial warranties covering such new Building and equipment; provided further, however, that if it shall be determined, within the first two (2) years following the base year 1998, that the adjustment by Landlord was significantly overstated or understated based upon actual experience, Landlord shall make a further good faith retroactive adjustment to the base year in order to correct the discrepancy.

          (ii) Definition of Annual Operating Costs. As used herein, the term
               -------------------------------------
"Annual Operating Costs" shall mean the aggregate of all costs paid or incurred by Landlord (without mark-up by Landlord) in operating and maintaining the Premises during each calendar year of the term, determined on a consistent basis in accordance with sound accounting practices in accordance with the further terms of this Lease. Such costs shall include by way of example rather than limitation: insurance premiums for casualty, liability and other risks (including rent protection), but excluding insurance premiums paid directly by Tenant to its insurance carrier in substitution for insurance to be otherwise provided by Landlord (and with the consent of Landlord); costs for repairs, maintenance, service contracts; license and permit fees (not including construction permits); management fees; governmental permits; the portion of common area expenses of the Office Park allocated to the Premises as herein set forth; janitorial service; trash removal; security services; costs of furnishing water, sewer, fuel and other utility services (excluding electricity which is separately metered to the Building and paid by Tenant and excluding gas which, if available to the Building, shall be similarly metered and separately paid by Tenant); landscaping and grounds maintenance; and the costs of any other items attributable to operating or maintaining any or all of the Premises, exclusive of Taxes. Annual Operating Costs shall also include the annual amortization (over the anticipated useful life) of the cost (including financing charges) of a capital improvement within any of the following categories: (A) a labor saving device or improvement which reduces or eliminates a component of Operating Costs (but the annual cost included on account thereof shall not exceed the anticipated annual savings); (B) an installation or improvement required by reason of any law, ordinance or regulation which is generally applicable to similar office buildings and which is not in effect as of the date of signing this Lease; or (C) an installation or improvement enhancing the safety or security of Tenant, its employees or invitees, made with Tenant's approval (which may be withheld in Tenant's discretion). Whenever an Operating Cost or a component of Taxes is attributable not only to the Building or Land, but also to any one or more of the other buildings owned by Landlord or Landlord's affiliates which comprise the Office Park (such as, for example, landscaping costs), then the portion thereof allocable to the Premises, for the purpose of computing Annual Operating Costs and Taxes, shall be determined in accordance with any specific allocation set forth in the "Office Park Declaration" as referred to in Paragraph 27 below, or in the absence of such specific allocation, in accordance with a good faith allocation by Landlord to reflect the share equitably attributable to the Premises, and such allocation shall be accompanied by Landlord's statement indicating the basis for same in form and detail reasonably satisfactory to Tenant.

          (iii)  Definition of Taxes.  As used herein, the term Taxes means the
                 -------------------
aggregate of all ad valorem real estate taxes and assessments, levies, and any and all other governmental charges, general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind and nature which may, by any present or future federal, state, township, county or other governmental or taxing authority or agency thereof, or under any statute, law, ordinance or regulation, be assessed, levied or imposed upon or become a lien against the Building or Land or any portion thereof or any future additions or improvements thereto, or upon this Lease or upon any personal property within the Premises (but not including any federal, state or local income taxes imposed upon Landlord); provided that any personal property taxes or other taxes and assessments imposed upon Tenant by reason of its business operations or by reason of its ownership of property shall be the sole responsibility of Tenant and shall not be a part of Operating Costs or Taxes. Such real estate taxes and assessments shall include, without limitation, any assessment imposed by any public or private entity by reason of the Building being located in a special services district, transportation district or similar designation. If, due to a future change in the method of taxation, any other tax, however designated, is imposed in substitution for real estate taxes, then such other tax shall be included within Taxes.

          (iv) Exclusions.   Annual Operating Costs and Taxes shall be "net" and
               -----------
shall be reduced by reimbursements, recoupments, discounts, and the like received by Landlord (other than reimbursements by Tenant pursuant to this Section 5). Notwithstanding anything contained in the foregoing, the following shall be excluded from Annual Operating Costs and Taxes:

               (1) costs of Landlord's general corporate overhead and general administrative expenses, which would not be chargeable to operating expenses of the Building in accordance with generally accepted accounting principles, consistently applied;

               (2)  auditing fees, other than those in connection       with the
               maintenance and operation of the Building or in connection with the preparation of Landlord's statements for Annual Operating Costs and Taxes;

               (3) wages and costs associated with home office, off-site employees of Landlord other than professional services provided by such employees which would otherwise be provided by outside professionals;

               (4) costs incurred in advertising and promotional activities for the Building;

               (5) the cost of repairing or restoring any portion of the Premises damaged by a hazard, to the extent such hazard is covered by insurance available to Landlord or to the extent such hazard is customarily insured against by landlords of office buildings of similar size, age and construction in the area, provided that any portion of such cost not covered by reason of such insurance or customary or actual deductibles, whichever is less (and the entire deductible amount, in the case of casualty insurance maintained by Tenant) shall be included in Annual Operating Costs;

               (6) the cost of repairs, alterations or replacements required as a result of the exercise of any right of eminent domain to the extent Landlord receives condemnation proceeds therefor;

               (7) costs of correcting defects in the design or construction of the Building (including latent defects in the Building) or in the Building equipment, to the extent covered by Landlord's correction obligation in subparagraph 3 (f) of this Lease;

               (8) interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying leases or lease;

               (9) depreciation and amortization of the Building and personalty related to the Building, except to the extent specifically authorized under subsection (ii) above;

               (10) interest or penalties incurred by Landlord for late payments of taxes, insurance, or any other sum payable by Landlord, unless resulting from default by Tenant in its monetary obligations under this Lease;

               (11) costs incurred due to the violation or noncompliance by Landlord with any code, law, regulation or ordinance enacted prior to this Lease which results, on the Commencement Date, in the noncompliance of the Building with such law, code, regulation or ordinance, but not including noncompliance resulting from Tenant's particular business activities, and not including noncompliance resulting from the plans and specifications prepared by Tenant's Architect;

               (12) overhead, fees and profit paid to Landlord or its subsidiaries or affiliates for management or other services or for supplies or materials, in excess of reasonably competitive amounts for the Building as a single-tenant building (so long as it is single-tenanted);

               (13) rental payments for the leasing of equipment which, if purchased, would be excluded from Operating Costs as capital expenditures; and
               (14) legal fees relating to the defense of Landlord's title to, or interest in, the Premises.

          (v) Payments and Estimates.  Landlord shall make from time to time a
              -----------------------
reasonable estimate of the additional rent on account of Annual Operating Costs and Taxes which may become due hereunder with respect to any calendar year, and, upon notification to Tenant thereof, Tenant shall pay to Landlord, at the time the monthly installments of minimum annual rent are payable, the amount obtained by dividing such estimate of additional rent by the number of months remaining in such calendar year after the giving of such notice to Tenant. Tenant shall continue to pay the estimated monthly amount until Tenant receives a new estimate from Landlord. Landlord shall cause the actual amount of Annual Operating Costs and Taxes to be computed and forwarded in writing to Tenant as soon as practicable following the end of each calendar year (but in no event later than April 30 of such year), and Tenant or Landlord, as the case may be, shall within thirty (30) days after receipt of same, pay to the other the amount of any deficiency or overpayment with respect to such calendar year. Landlord agrees to make available its books and records relating to Annual Operating Costs and Taxes for Tenant's audit, at Landlord's offices in the Philadelphia metropolitan area, upon notice given by Tenant for such purpose within the fifteen (15) month period following delivery of the statement of Annual Operating Costs or Taxes in question, Tenant may, but only within thirty (30) days following the giving of such notice, commence and diligently complete its audit. If Tenant desires to dispute the accuracy or validity of Landlord's statement, Tenant must furnish to Landlord its written objection and the basis therefor not later than 90 days after the giving of Tenant's original notice of intention to audit, following which the parties shall endeavor in good faith to resolve the dispute, and if unresolved, the dispute shall be subject to arbitration as provided in Paragraph 28 (d) herein. Any sums determined to be due as a result of such arbitration or other adjustment shall be promptly paid or credited, with interest from the date of adjustment or determination at the rate specified in subsection (c) below. Tenant's failure to provide notice of audit within said 15 month period shall constitute Tenant's unconditional acceptance of Landlord's statement.

          (v) Final Determinations.  For purposes of determining Tenant's
              --------------------
share of increases in Taxes, any assessment shall be deemed to be the amount initially assessed until such time as an abatement, refund, rebate or increase, if any (retroactive or otherwise), shall be finally determined to be due, and upon such final determination, Landlord shall promptly notify Tenant of the amount, if any, due to Tenant or Landlord, as the case may be, as a result of the adjustment, and appropriate payment to Landlord or Tenant, as the case may be, shall thereafter be promptly made. In the event of any reduction in taxes by reason of legal or other action taken by Landlord in contest of taxes, there shall be added to and be deemed a part of the taxes in question the amount of Landlord's reasonable legal and other costs and expenses in obtaining the reduction (but not an amount in excess of the tax savings). Landlord shall have no duty to contest or appeal any taxes, but Tenant may, at its election and upon notice to and in cooperation with Landlord, contest or appeal any taxes assessed against the Land and Building. Tenant will have the right to directly benefit from any tax abatement program applicable to the Building (if any, it being acknowledged that no such program is currently contemplated); in such case the minimum annual rent will be reduced by the real estate tax abatement and the base year amount will also be reduced to reflect the lower real estate taxes.
At Tenant's option, any tax or assessment which is payable in installments shall be paid over the longest term permitted by the taxing authority, provided that any interest or other deferred payment charge shall be the sole responsibility of Tenant.

          (c) Overdue Payments.  If minimum annual rent, additional rent or any
              ----------------
other sum due from Tenant to Landlord, or any refunds or other payments due from Landlord to Tenant, shall be overdue for more than ten (10) days beyond the time the same were due (which, in the case of refunds or other sums due to Tenant, shall run from the date it is actually determined that the sum is due and Landlord is notified thereof), interest shall accrue and be payable thereon at a rate which is two percent (2%) per annum above the prime rate of interest in effect from time to time for major commercial banks as published in the Wall
                                                                         ----
Street Journal (which is presently referred to as the "Prime Rate" in the "Money
--------------
Rates" column) or, if no longer published in the Wall Street Journal, in a similar publication (the "Default Rate").

         6.  Redecoration Allowance.   As of each of the fifth (5th) and tenth
             ----------------------
(10th) anniversaries of the Commencement Date, Landlord shall provide Tenant with an allowance of One Dollar ($1.00) per rentable square foot of the Building (the "Redecoration Allowance") for any interior redecoration of the Building which Tenant thereafter proposes to perform or which Tenant has performed within the six (6) month period immediately preceding such 5th and 10th anniversaries. Funds from the Redecoration Allowance shall be paid to Tenant upon presentation to Landlord of receipts or invoices for the out-of-pocket costs of such redecoration.

         7.  Insurance.
             ---------

          (a) Required Coverage.  Tenant shall provide and maintain, at Tenant's
              -----------------
sole cost and expense, during the term of this Lease, with an insurance company or companies licensed to do business in the Commonwealth of Pennsylvania reasonably satisfactory to Landlord and the holder of any mortgage or mortgages created by Landlord against the Premises or any part thereof:

          (i) general liability insurance covering accidents or occurrences in, upon or about the Premises, in an amount at least equal to Three Million Dollars ($3,000,000) with respect to injury, death or property damage, combined single limit;

          (ii) workers' compensation insurance in statutory amounts or other insurance against liability arising from claims of any of Tenant's employees and contractors;

          (iii) insurance covering at least 80% of the value of Tenant's contents in the Building against loss by fire and extended coverage type risks; and
          (iv) increases in coverage amounts for the types of insurance listed above, reasonably required by Landlord's mortgagee or reasonably required by Landlord and customarily maintained by prudent lessees of similar properties.

          (b)  Landlord's Insurance; Tenant's Optional Insurance. Landlord shall
               -------------------------------------------------
keep the Building and other improvements on the Land insured against damage and destruction from "all risks" for the full replacement value from time to time and in all cases sufficient to meet the requirements of any of Landlord's mortgages on the Premises, including rent protection for minimum annual rent and additional rent for a period of not less than 12 months. At Tenant's option, exercisable by written notice to Landlord and subject to approval by Landlord's first mortgagee, Tenant may maintain such casualty insurance with an insurer and on policy forms reasonably approved by Landlord and its first mortgagee. If and during such time as Tenant maintains such casualty insurance, the premiums therefor shall be payable directly by Tenant and shall not be included in Annual Operating Costs, and, correspondingly, the Annual Operating Costs for the 1998 base year, as well as the minimum annual rent, shall be reduced by the amount allocated to such casualty insurance as part of the 1998 base year Annual Operating Costs.

          (c)  Insureds.  All policies of insurance required herein shall name
               --------
Tenant, Landlord and Landlord's mortgagee(s) as additional insureds, as their interest may appear (except as to contents, business interruption and workmen's compensation insurance which shall name Tenant only) and shall provide that no cancellation or amendment may be made except upon thirty (30) days prior written notice to Landlord and Landlord's mortgagee(s). Casualty insurance shall contain a loss payee clause whereby proceeds shall be adjusted by, and payable to, Landlord and/or its mortgagee, to be utilized for the benefit of the insureds in accordance with this Lease. Tenant shall deliver original policies of insurance or certificates thereof to Landlord on the Commencement Date and thereafter at least 20 days prior to expiration of the applicable policy.

          (d) Waiver of Subrogation.  Each of the parties hereto hereby releases
              ---------------------
the other, to the extent of the releasing party's insurance coverage, from any and all liability for any loss or damage covered by such insurance which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect the policy or the right of the insured to recover thereunder. If any policy does not permit such a waiver by reason of future industry-wide custom, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is available. If an additional premium is charged for such waiver, the party benefiting therefrom agrees to pay the amount of such additional premium promptly upon being billed therefor.

         8.  Repairs and Maintenance.
             -----------------------

          (a) Tenant's Obligation.  Tenant, at its sole cost and expense and
              -------------------
throughout the term of this Lease and any renewals or extensions thereof, shall keep and maintain the Building in a neat, safe and orderly condition, and shall use all reasonable precautions to prevent waste, damage or injury to the Premises. Tenant shall make all necessary repairs or replacements to the Building which are not expressly the responsibility of the Landlord hereunder (i.e., not including structural, HVAC and other repairs referred to in subsection (b) below), and without limiting the foregoing, shall also make any repairs or replacements to any of Tenant's property and to any fixtures installed by Tenant which are not part of the initial Project Work and which require a degree of maintenance or repair which is substantially greater than that for the initial Project Work (collectively, "Special Installations"). Repairs or replacements to the Premises arising out of or caused by the negligence or misuse of Tenant or any employee, agent, contractor, or invitee of Tenant, shall be made at the sole cost and expense of Tenant.

          (b) Landlord's Repairs.  Landlord, throughout the term of this Lease
              ------------------
and any renewals or extensions thereof, shall make all necessary structural repairs and replacements to the Building, any necessary repairs or replacements to the mechanical, HVAC, electrical and plumbing systems in or servicing the Premises, excluding repairs or replacements of Special Installations, and repairs and replacements to the roof, flashing, exterior walls, foundations, footings, sidewalks and paving. However, Landlord shall have no responsibility to make any repairs or replacements unless and until Landlord becomes aware of the need for such repair or replacement. Landlord shall operate and maintain the Premises in a first-class manner as hereafter set forth and, pursuant thereto, shall maintain in effect such service and maintenance contracts on the elevators, HVAC and other major mechanical and electrical systems as are customarily maintained for similar properties in first-class suburban office parks. Landlord shall keep repaired and maintain all sidewalks, parking areas, curbs and access ways adjoining the Premises in a reasonably clean and orderly condition, reasonably free of accumulation of dirt, rubbish, snow and ice, and shall keep and maintain all landscaped areas in a neat and orderly condition. All costs and expenses incurred by Landlord in connection with the foregoing shall be includable as part of Annual Operating Costs except as otherwise specifically excluded by the terms of this Lease. Any work or improvements required solely by reason of Tenant's noncompliance with any of the terms and provisions of this Lease or by reason of a particular use of the Premises by Tenant other than general office use, shall be paid for entirely by Tenant, promptly upon demand.


          (c) Capital Items.  Notwithstanding the provisions set forth above or
              -------------
elsewhere contained in this Lease, any capital improvements required solely by reason of Tenant's noncompliance with any of the terms and provisions of this Lease or by reason of a particular use of the Premises by Tenant, promptly upon demand, and shall not be subject to apportionment or amortization.

     9.  Electricity and Gas.
         -------------------

          (a) Separate Metering.  Landlord, as part of the Project Work, shall
              ------------------
cause the Building and associated amenities and fixtures on the Premises to be separately metered for electricity sufficient to provide 6.0 watts per useable square foot of the Building for convenience outlets and for lighting within the Building. Tenant shall arrange to be billed directly for all such metered electricity use, demand and consumption. Tenant shall pay for all such charges, promptly upon being billed, directly to the utility provider. If for any reason bills are not rendered separately to Tenant by the provider but are instead rendered to Landlord, then Tenant shall pay the charges in question (without markup by Landlord) within thirty (30) days after billing by Landlord. It is not presently contemplated that gas service will be provided to the Building; however, if gas service is made available to the Building, it shall be separately metered and paid for by Tenant as in the case of electricity (it being recognized that gas is a supplement and/or alternative to electricity).

          (b) Limitation Regarding Services.  In the event of any interruption
              -----------------------------
or suspension of service of any of the heating, ventilating, air-conditioning, electric, water, sanitary, elevator or other Building systems, whenever and for so long as may be necessary by reason of accident, emergencies, strikes or the making of repairs or changes, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause whether similar or dissimilar to the foregoing, including without limitation mechanical failure and governmental restrictions on the use of materials or the use of any of the Building systems, Landlord shall have no liability to Tenant. In each instance, however, Landlord shall exercise reasonable diligence to the extent practicable and within Landlord's control to eliminate the cause of interruption and to effect restoration of service. Tenant shall not be entitled to any diminution or abatement of rent or other compensation or damages nor shall this Lease or any of the obligations of the Tenant be affected or reduced by reason of the interruption, stoppage or suspension of any of the Building systems or services arising out of the causes set forth in this Section except as set forth in Subsection (c) below.

          (c) Interruption in Services; Rent Abatement.  Notwithstanding
              ----------------------------------------
anything contained herein to the contrary, if a cessation of the electric, water, heating, ventilation or air conditioning service occurs, and if (i) such cessation is not due to any fault or neglect by Tenant, its agents, employees or invitees, (ii) restoration of such service is within Landlord's reasonable control but Landlord shall fail after reasonable notice to restore such service, and if (iii) such occurrence results in a "Shut-Down Condition" which shall exist for more than five (5) consecutive business days, then the minimum annual rent hereunder shall abate for each day that the Shut-Down Condition shall thereafter persist (i.e., each day after the five (5) business day period). "Shut-Down Condition" means that (i) Tenant's personnel cannot reasonably perform their normal functions in the Building, and (ii) Tenant shall have substantially closed its business operations in the Building as a result.

     10.  Janitorial and Other Services.
          -----------------------------

          (a) Janitorial and Trash Removal Services.  Landlord shall contract,
              -------------------------------------
as part of Annual Operating Costs, for trash removal and janitorial services, a schedule of which (which shall be subject to modification from time to time with the consent of Tenant) is attached hereto as Schedule 10 (a). Landlord may
                                             ---------------
elect to contract for trash removal or other services common to other buildings in the Office Park, so as to promote efficient or economic operations (but not so as to overlap services in a manner which would increase the cost to Tenant), and the cost thereof shall be apportioned to Tenant as in the case of other common area costs. Tenant may elect, on reasonable prior notice to Landlord, to perform janitorial services for the Building through a reputable and qualified contractor of its own selection and at Tenant's sole cost, in which case janitorial costs for the Building shall not be included as part of Annual Operating Costs, and the minimum annual rent, as well as the Annual Operating Costs for the 1998 base year, shall be reduced by the janitorial cost component of the 1998 base year allocation.

          (b) First Class Standard.  Landlord shall maintain and operate the
              --------------------
Premises as a first-class mid-rise suburban office building consistent with the general level of maintenance and operation of other first-class office buildings in the same geographic area, and shall furnish (as part of Annual Operating Costs) all labor, material and supervision necessary to do so, including, without limitation, elevator service, security, and other services required from Landlord under this Lease.

     11.  Governmental Regulations.
          ------------------------

          (a) General.  At the Commencement Date, the Premises will be delivered
              -------
by Landlord in compliance with all laws, ordinances, notices, orders, rules, regulations and requirements of any federal, state or municipal government or any department, commission, board or officer thereof, including without limitation the Americans with Disabilities Act, or of the National Board of Fire Underwriters or any other body exercising similar functions, as well as all fire, environmental, health and safety laws (collectively, "Laws"). Notwithstanding the foregoing, Tenant, at its expense, shall be responsible for the compliance with Laws (i) respecting all improvements constructed in accordance with plans and specifications provided by Tenant's Architect, and
(ii) respecting all alterations and improvements made by Tenant or Tenant's contractors, agents or employees, whether made during early entry prior to the Commencement Date or thereafter. From and after the Commencement Date, Tenant, at its own expense, shall cause the Premises and all portions thereof to remain in compliance with all Laws, including any changes in Laws thereafter enacted, and including any compliance required by reason of the specific use of the Premises by Tenant; provided that Landlord, as part of Annual Operating Costs, shall cause the Premises to remain in compliance with all Laws respecting general office occupancy and which are not violated by acts or omissions of Tenant.

          (b) Environmental.  Landlord represents and warrants to Tenant that
              -------------
Landlord has no knowledge of the presence on the Premises or Office Park of any Hazardous Substances, as hereafter defined, other than Permitted Substances, hereafter defined, used within the Office Park, and that Landlord shall be responsible for any actual violation by Landlord of environmental laws respecting the Premises. Landlord shall deliver a copy of a Phase 1 environmental site assessment of the Premises to be prepared for Landlord's mortgage lender to Tenant as soon as the same is available. Tenant shall not use, generate, store, treat, dispose of, or otherwise introduce into, on or about the Premises or Office Park any Hazardous Substances (as hereinafter defined), nor shall Tenant cause or permit any other person or entity to do so. Hazardous Substances means any hazardous waste, hazardous substance, pollutant, contaminant or solid waste as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)9601 et seq., and any
                                                            -- ---
other applicable federal, state or local laws or ordinances, and in the rules and regulations thereunder, as may be amended, supplemented or superseded from time to time, including without limitation any polychlorinated biphenyls (PCB's), urea formaldehyde, or asbestos, or any other substance which may at any time be a violation or support a claim or cause of action under common law or any federal, state or local environmental statute, regulation, ordinance or other environmental regulatory requirement, whether currently or as a result of future removal. However, the foregoing restrictions shall not apply to the storage and use of common office and cleaning supplies necessary for routine office operations, which are properly and lawfully stored in reasonable quantities ("Permitted Substances"). Tenant agrees to clean up all Hazardous

Substances (other than Permitted Substances) on the Premises or Office Park if caused by Tenant (or if Tenant shall be otherwise responsible therefor), in a manner which shall comply with all applicable environmental laws and requirements. Upon request, Tenant shall cooperate with Landlord in furnishing to a governmental authority any information which may be required regarding environmental matters relating to the Premises. Landlord and Tenant shall mutually indemnify and hold each other harmless from any loss, damage or liability arising out of their respective non-compliance with the provisions of this Section 11(b). The provisions of this Lease regarding environmental matters shall survive the expiration or sooner termination of this Lease.

     12.  Directory; Signs; Building Name.  Except for such monument signage as
          -------------------------------
is contemplated under the Building Shell and Site Specifications (including one
(1) lighted sign located on the retaining wall at Cassatt Avenue and Route 252), no signs shall be placed, erected, maintained or painted by Tenant at any place upon the Building or the Premises which are visible from the exterior of the Building. Tenant and its executives and senior administrative personnel will be listed on a lobby directory to be placed in the Building as part of the Project Work.

     13.  Alterations, Additions and Fixtures.
          -----------------------------------

          (a) Trade Fixtures.  Tenant shall have the right to install in the
              --------------
Building its equipment and trade fixtures from time to time during the term of this Lease; provided, however, that no such installation or removal thereof shall affect the structural portion or mechanical or electrical systems of the Building and that Tenant shall repair and restore any damage or injury to the Building or the Premises caused thereby. All trade fixtures and equipment installed by or for Tenant in the Building shall remain the property of Tenant.

          (b) General Restrictions.  Tenant shall not make any alterations,
              --------------------
additions, installations, substitutions, improvements or the like to the Premises except as permitted under the following provisions. Tenant, at its sole cost and expense, may make Non-Material Alterations (hereafter defined) to the Building, after written notice to Landlord and subject to the applicable requirements set forth in this Lease, but without Landlord's consent. "Non-Material Alterations" shall mean non-structural, interior changes (including cosmetic changes) to the Building which do not adversely affect any Building systems. In addition, Tenant, at its sole cost and expense, may make other alterations, improvements or additions to the Building (each, a "Material Alteration") subject to Landlord's consent, which consent shall not be unreasonably withheld or delayed as to interior, non-structural changes but which may be withheld in Landlord's discretion for other changes. In any event, Landlord may condition its consent to any modifications of Building systems on Tenant's performance of such work in accordance with recommendations by Landlord's consultants and with Landlord's reasonable instructions and requirements, including, without limitation Tenant's assuming full responsibility for the cost of any rebalancing of the HVAC system which may be required from time to time because of such modifications. Tenant shall not make or permit to be made (i) any Material Alterations or (ii) any Non-Material Alterations which affect any Building system or cost more than $50,000 (in 1997 dollars, adjusted for inflation in accordance with the Consumer Price Index for Philadelphia, All Items), without on each occasion first presenting to Landlord plans, specifications and any necessary permits therefor at least twenty (20) days in advance of commencing construction thereof. In any event, in making any alterations or improvements: (i) Tenant shall supply any necessary permits and certificates of insurance therefor; (ii) such alterations and improvements shall not impair the structural strength of the Building or any other improvements, or reduce the value of the Premises, or (without Landlord's consent, which may be withheld in Landlord's discretion) affect the outside appearance of the Building, or adversely affect the proper functioning of the HVAC, plumbing, sprinkler, electrical, sanitary or other systems of the Building; (iii) Tenant shall take or cause to be taken all steps that are required by Section 14 hereof and that are required or permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialman's lien upon the Premises or Building;
(iv) Tenant shall use a contractor reasonably acceptable to Landlord; and (v) the work is performed so as to cause minimum annoyance or disruption to the other occupants of the Office Park. Any and all alterations, improvements and additions to the Building which are constructed, installed or otherwise made by Tenant shall be the property of Tenant until the expiration or sooner termination of this Lease. Upon expiration or termination of the Lease, all alterations and additions shall remain on the Premises and become the property of Landlord without payment therefor by Landlord, except that Landlord may require Tenant to remove any particular alterations and improvements requiring Landlord's consent which are not of a customary nature for office use if at the time of granting consent thereto Landlord shall have notified Tenant that Tenant must remove the same upon the termination of this Lease.

          (c) Rooftop Antenna.  Tenant will have the right to place satellite,
              ---------------
antennae and similar electronic sending and receiving devices on the roof of the Building, and to connect those devices to Tenant's equipment in the Building, all at Tenant's sole risk and expense, including the expense of any necessary licenses, zoning approvals and permits from governmental authorities (but without additional rent payable to Landlord for use of the roof); provided that all such installations and work shall be subject to Landlord's review and approval of plans and engineering, including review and approval of materials, equipment and placement. Landlord's approval will not be unreasonably withheld, but will include consideration of the visibility of Tenant's rooftop equipment and the overall aesthetics of the Building and its compatibility with the aesthetics of the Office Park. All installations and work by Tenant shall be subject to the further requirements and standards applicable to other alterations and additions by Tenant. Tenant shall, at its own cost, (1) maintain all such rooftop equipment in good, safe, sightly order and condition and in accordance with applicable laws, codes and ordinances, making repairs and replacements when necessary, (2) position, relocate, re-orient or otherwise modify any such rooftop equipment in order to minimize interference with other transmitting and receiving sources, and (3) indemnify, defend and hold harmless Landlord and its managing agent from and against all loss, damage and liability in any way relating to the construction, use and operation of such system and equipment. Upon termination of this Lease, Tenant shall remove all such systems and equipment and shall repair any damage caused by the removal, including the patching of any holes or openings.

     14.  Mechanics' Liens.  Tenant shall promptly pay any contractors and
          ----------------
materialmen who supply labor, work or materials to Tenant at the Premises so as to prevent the possibility of a lien attaching to the Premises or any portion thereof. Tenant shall take all steps permitted by law in order to avoid the imposition of any such mechanic's, laborer's or materialman's lien. Should any such lien or notice of lien be filed, Tenant shall bond against or discharge the same within thirty (30) days after the lien or claim is filed or formal notice of the lien or claim has been issued regardless of the validity of such lien or claim. Nothing in this Lease is intended to authorize Tenant to do or cause any work or labor to be done or any materials to be supplied for the account of Landlord, or to allow any mechanics lien to attach to Landlord's interest, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this Lease the term "mechanic's lien" is used to include any lien, encumbrance or charge levied or imposed upon the Premises or the Premises or any interest therein or income therefrom on account of any mechanic's, laborers or materialman's lien or claim or arising out of any debt or liability to or any claim or demand of any contractor, mechanic, supplier, materialman or laborer hired directly or indirectly by Tenant. Notwithstanding the foregoing, Tenant may contest any mechanics' lien or liens upon the deposit by Tenant with

Landlord of an indemnity bond issued by a corporate surety in an amount equal to the amount of the lien claim, if such procedure shall be acceptable to the then existing mortgagee(s) of the Premises. Such bond shall name Landlord and such other parties as Landlord may direct as obligees thereunder.

     15.  Landlord's Right of Entry.
          -------------------------

          (a) General Rights.  Tenant shall permit Landlord and the authorized
              --------------
representatives of Landlord and of any mortgagee or any prospective mortgagee to enter the Building and the Premises at all reasonable times, upon reasonable prior notice to Tenant (except in emergencies), for the purpose of (i) inspecting them or (ii) making any necessary repairs thereto and performing any other work which is required to be performed by Landlord, or which Tenant is required but has failed to perform and which Landlord elects to perform, provided that Landlord shall endeavor to ensure that such entry does not unreasonably interfere with the conduct of Tenant's business or its use of the Premises, and is subject to any reasonable security regulations of Tenant. During the progress of any work on the Premises or the Building, Landlord will attempt to minimize any inconvenience to Tenant, but except as set forth above, shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making any repair or by bringing or storing materials, supplies, tools and equipment in the Premises during the performance of any work, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever.

          (b) Prospects.  Landlord shall have the right at all reasonable times
              ---------
with an authorized representative of Tenant to escort Landlord and its prospects, to enter and to exhibit the Building and the Premises for the purpose of sale or mortgage, and, during the last eighteen (18) months of the term of this Lease, to enter and to exhibit the Building and the Premises to any prospective tenant.

     16.  Damage by Fire or Other Casualty.
          --------------------------------

          (a) Restoration.  If the Building shall be damaged or destroyed by
              -----------
fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to the conditions and limitations set forth in this Section 16, shall repair, rebuild or replace such damage and restore the Building (including all Project Work other than as expressly excluded under subparagraph (c) below) to substantially the same condition in which it was immediately prior to such damage or destruction.

          (b) Time.  The work shall be commenced promptly and completed with due
              ----
diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord's reasonable control. If the casualty causes destruction or substantial damage to more than 20,000 square feet of the Building, Landlord shall furnish to Tenant promptly after the casualty, the estimate of a reputable contractor of the time necessary to rebuild and restore. If such estimated time exceeds eighteen (18) months, Tenant may, but only within thirty (30) days after receipt of the estimate, terminate this Lease by written notice to Landlord.
All insurance losses (other than for property owned by Tenant) shall be adjusted by Landlord (and/or its mortgage lender) and all proceeds in excess of that required to repair and to restore the Premises and to pay any mortgage shall belong to Landlord. If Tenant does not so terminate, or if said termination provisions do not apply, this Lease shall remain in effect regardless of whether the actual restoration time differs from the estimate.

          (c) Tenant's Property.  Landlord's obligation to restore the Building
              -----------------
and Project Work under this Section 16 shall not include the repair, restoration or replacement of the fixtures (including trade fixtures), improvements, alterations, furniture or any other property owned, installed or made by Tenant, except to the extent of permanent Building installations made by Tenant and actually covered by applicable insurance policies maintained by Landlord or Tenant. If Tenant has elected to maintain casualty insurance, Tenant shall have the obligation to insure such permanent installations; if Landlord maintains the casualty insurance, Landlord shall include such permanent installations in its insurance policies if and when Tenant has notified Landlord in writing of the making of such installations and the details and value thereof. If such permanent installations are made during the 1998 calendar year and if casualty insurance is included in the base year Annual Operating Costs, any increased insurance premium attributable to such permanent installations shall be paid by Tenant as a separate item of additional rent.

          (d) Rent Abatement.  In the event of fire or other casualty as set
              --------------
forth above, the minimum annual rent and additional rent on account of Annual Operating Costs and Taxes shall be abated to the extent and during the time the Building or any substantial portion thereof is rendered untenantable.

     17.  Non-Abatement of Rent.  Except as otherwise expressly provided in this
          ---------------------
Lease, there shall be no abatement or reduction of the minimum annual rent, additional rent or other sums payable hereunder for any cause whatsoever, and this Lease shall not terminate, and Tenant shall not be entitled to surrender the Premises.

     18.  Indemnity.
          ---------

          (a) Tenant's Indemnification of Landlord.  Tenant will indemnify
              ------------------------------------
Landlord and save Landlord (which, for purposes of this Article includes Landlord's managing agent, Landlord's affiliates, and the respective partners, officers, employees and agents of Landlord, its managing agent and its affiliates) harmless from and against any and all claims, actions, damages, liability and expense (including without limitation reasonable fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property occurring on or within the Premises or Building, unless such loss, injury or damage was caused by the negligence or wilful misconduct of Landlord. Without limiting the foregoing or any other waivers in favor of Landlord set forth in this Lease, Tenant will forever release and hold Landlord harmless from all claims arising out of damage to Tenant's property unless such damage occurs as a result of Landlord's negligent or wilful failure to make repairs within a reasonable time after having received written notice of the need for such repair, and in no event shall Landlord be liable for damage to Tenant's property to the extent that it is or could have been insured against by Tenant under commonly available insurance policies.

          (b) Landlord's Indemnification of Tenant.  Subject to the provisions
              ------------------------------------
of subsection (a) above, and to any other waivers, releases, or limitations as expressly set forth in this Lease, Landlord will indemnify Tenant (which, for purposes of this Section 18, includes Tenant's affiliates, officers, directors, agents and employees) and save Tenant harmless from and against any and all claims, actions, damages, liability and expense (including without limitation reasonable fees of attorneys, investigators and experts) in connection with the loss of life, bodily injury or damage to property caused by the negligence or wilful misconduct of Landlord, its agents or employees and occurring in areas within the Premises or Office Park which are under Landlord's control, use and possession.

          (c) Limitation of Indemnity.  A party from whom indemnification is
              -----------------------
sought pursuant to this Lease (an "Indemnifying Party") shall be relieved of obligation and liability to the other party (the "Indemnified Party") if and to the extent that the Indemnified Party shall be covered under an enforceable insurance policy as a named insured, against the loss or damage in question. Such relief of liability shall not include portions of claims that are not covered because of deductibles, policy limits or co-insurance provisions. If any claim, action or proceeding for which a party is indemnified hereunder is brought against an Indemnified Party, then upon notice from the Indemnified Party to the Indemnifying Party, and at the Indemnifying Party's sole cost and expense, the Indemnifying Party shall resist or defend such claim, action or proceeding or shall cause it to be resisted or defended by an insurer. Notwithstanding the foregoing, to the extent that the terms of this Section may be inconsistent with the waiver of subrogation contained in Section 7(d) hereof, the provisions of Section 7(d) shall prevail.

     19.  Condemnation.
          ------------

          (a) Termination.  If (i) all of the Premises is covered by a
              -----------
condemnation; or (ii) if any part of the Premises is covered by a condemnation and the remainder thereof (after taking into account any restoration which Landlord has agreed to perform, if any) is insufficient in Tenant's reasonable judgment for the operation therein of Tenant's business as historically conducted; or, (iii) if any of the Premises is covered by a condemnation and, in Landlord's reasonable opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Premises; then, in any such event, this Lease shall terminate and all obligations hereunder shall cease as of the date upon which possession is taken by the condemnor and the rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant. Such termination shall be without prejudice to the rights of either Landlord or Tenant to recover compensation from the condemning authority for any loss or damage caused by such condemnation in accordance with Section 19(c) below.

          (b)  Partial Condemnation.
               --------------------

          (i) If there is a partial condemnation and this Lease has not been terminated pursuant to Section 19(a) hereof, then Landlord shall restore the Building and the improvements which are part of the Premises to a condition, functionality and size as nearly comparable, as reasonably possible, to the condition, functionality and size thereof immediately prior to the date upon which possession shall have been taken by the condemnor.

          (ii) If there is a partial condemnation and this Lease has not been terminated by the date upon which the condemnor shall have obtained possession, then the obligations of Landlord and Tenant under this Lease shall be unaffected by such condemnation except that there shall be an equitable abatement for the balance of the term of the minimum annual rent according to the value of the

Building before and after the date upon which the condemnor shall have taken possession. If the parties are unable to agree upon the amount of such abatement, either party may submit the issue to arbitration in accordance with
Section 28(d) hereof.

          (c) Award.  In the event of a condemnation of the Premises affecting
              -----
Tenant, Tenant shall have the right to make a claim against the condemnor for removal expenses, business dislocation damages and moving expenses, and any other separate claim which would not reduce the award payable to Landlord and Fee Owner. All rights to the award in respect to the entire fee interest in the Premises are hereby assigned to Landlord.

          (d) Temporary Taking.  If the condemnor should take only the right to
              ----------------
possession for a fixed period of time or for the duration of an emergency or other temporary condition, then, notwithstanding anything hereinabove provided, this Lease shall continue in full force and effect with an equitable abatement of minimum annual rent and additional rent to the extent the Premises are not usable by Tenant for the operation of its business for a period longer than thirty (30) days, and further provided that in the event of a taking for a shorter period of time, Landlord shall apply the net proceeds from the condemnor toward the amount due from Tenant for such period.

     20.  Quiet Enjoyment.
          ---------------

          (a) Quiet Enjoyment; Rules and Regulations.  Tenant, upon paying the
              --------------------------------------
minimum annual rent, additional rent and other charges herein provided for, and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this Lease without hindrance or molestation by Landlord, Fee Owner, or anyone claiming by or through Landlord or Fee Owner, subject, however, to the exceptions, reservations and conditions of this Lease. Landlord hereby reserves the right to prescribe reasonable rules and regulations (herein called the "Rules and Regulations") governing the use and enjoyment of the Premises; provided that the Rules and Regulations shall not materially interfere with the Tenant's use and enjoyment of the Premises in accordance with the provisions of this Lease regarding the permitted uses. Tenant shall adhere to the Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so. A copy of the Rules and Regulations in effect on the date hereof is attached hereto as Schedule 20(a).
                   --------------

          (b) Landlord's Representations.  Landlord represents and warrants that
              --------------------------
it is the tenant under the Ground Lease, and as such is the sole party with the right and authority to enter into this Lease and that the general partner executing this Lease on behalf of Landlord has the full authority to bind Landlord.

          (c) Tenant's Right to Pledge Personalty.  Notwithstanding anything
              -----------------------------------
contained in this Lease to the contrary, Tenant shall have the right to finance and to secure under the Uniform Commercial Code, inventory, trade fixtures (such as demountable partitions, workstations and the like), furnishings, furniture, equipment, machinery, and other personal property located at the Premises which is not owned by Landlord. No property installed or placed in the Building as part of the Project Work, excluding any of Tenant's trade fixtures and personal property which may be included as part of the Tenant Improvement Work, shall be considered to be Tenant's property. Landlord hereby agrees that any statutory landlord's lien to which Landlord may have a right shall be subordinate to any liens on Tenant's property granted in connection with such financing. Landlord agrees to execute subordination agreements in favor of any purchase money seller, lessor or lender which has financed or may finance in the future such items in form and substance reasonably satisfactory to Landlord.

     21.  Assignment and Subletting.
          -------------------------

          (a) General.  Tenant shall not assign, mortgage, pledge or encumber
              -------
this Lease, or sublet the whole or any part of the Premises, without the prior written consent of Landlord. Any assignment, mortgage, pledge, encumbrance or sublet attempted without the consent of Landlord as required under this Lease shall be void and shall not confer any rights, benefits or privileges to the attempted grantee, unless ratified or accepted by Landlord in writing.

          (b)  Consent.  Landlord agrees that its consent to subletting or
               -------
assignment shall not be unreasonably withheld, subject to the qualifications and limitations set forth in this Article 21 and elsewhere set forth in this Lease, provided that Landlord may refuse, in its sole discretion, to consent to a proposed assignment or subletting (i) with an existing tenant in the Office Park, or with a prospective tenant of the Office Park who had previously received a written lease proposal which is under active consideration, unless the proposed assignee's or sublessee's space needs cannot be met by other space in the Office Park, or (ii) with a governmental or quasi-governmental entity which is anticipated to have significant public visitation, or (iii) with a user who is not of a character and business in keeping with the commercially reasonable and customary standards applicable to similar first class office parks in the general geographic vicinity of the Premises, or (iv) which would involve (together with all previous assignments or subleases) more than twenty percent (20%) of the Building, and which shall occur prior to the Initial Funding Date. The "Initial Funding Date" means the earlier of (A) the date of funding of first permanent mortgage loan (or closing of the permanent portion of a combined construction-permanent loan) obtained in replacement of Landlord's construction loan for the Project Work, or (B) 24 months following the Commencement Date. Any assignee or subtenant approved by Landlord shall be known as a "Permitted Assignee" or "Permitted Subtenant," respectively.

          (c) Conditions Upon Assignment or Subletting.  In the event of any
              ----------------------------------------
assignment of this Lease made with or without Landlord's consent, Tenant nevertheless shall remain fully liable for the performance of all of the terms, conditions and covenants of this Lease during the term and any renewal exercised pursuant to the renewal option contained in this Lease, except as follows:

               Unisource Worldwide, Inc. (sometimes referred to herein as "Unisource") shall be released from liability under this Lease which accrues from and after the assignment only upon satisfaction of all of the following conditions, as evidenced by written acknowledgement from Landlord of such release:

               (i) the assignment must be to a Permitted Assignee;

               (ii) There shall have been delivered to Landlord a written request for such release of liability, accompanied by reasonably detailed information relating to the assignment and to satisfaction of these release conditions, including audited financial statements of the assignee;

               (iii) If the Permitted Assignee is the successor in interest to Unisource by reason of a sale of substantially all of the assets of Unisource to such Permitted Assignee for the purpose of continuing Tenant's business, such Permitted Assignee must have a net worth, established in accordance with generally accepted accounting principles and evidenced by audited financial statements delivered to Landlord, of at least eighty percent (80%) of the net worth of Unisource as of the date of the assignment or the date hereof (whichever is higher);

               (iv) If the Permitted Assignee does not qualify under subparagraph (iii) above, such Permitted Assignee must have a net worth, established and evidenced as set forth in subsection (iii) above, of at least one hundred percent (100%) of the net worth of Unisource as of the date of the assignment or the date hereof (whichever is higher), and

               (v) No uncured event of default shall then exist under this Lease.

Landlord shall acknowledge the aforesaid release of liability in writing upon satisfaction of the applicable terms and conditions set forth above.

          (d)  Conditions.  If Landlord gives its consent to any sublease or
               ----------
assignment, it shall be a condition to effectiveness of such sublease or assignment that a fully executed copy thereof (in form and substance reasonably approved by Landlord) be delivered to Landlord, and that any assignee execute and deliver to Landlord an assumption of liability agreement in form satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee's ratification of and agreement to be bound by all the provisions, waivers, terms and conditions of this Lease. Landlord shall be entitled to, and Tenant shall promptly remit to Landlord, fifty percent (50%) of any profit, calculated after recovery by Tenant of Tenant's direct expenses (including concessions, free rent and the like furnished by Tenant) related thereto, which may inure to the benefit of Tenant as a result of any subletting of the Premises or assignment of this Lease, whether or not consented to by Landlord, except where the assignee or subtenant is an Affiliate (defined below). Consent to a subletting or assignment, in any one instance, shall not be deemed a consent to any further subletting or assignment. Tenant hereby collaterally grants, transfers and assigns to Landlord all rights, title and interest of Tenant in and to any existing or future subleases, together with all rents and other payments arising out of any such subleases, for the purpose of securing all payments of rent by Tenant and the performance of all of Tenant's obligations under this Lease, provided that so long as no default shall exist under this Lease beyond any applicable notice, grace or cure period, Tenant shall have the right to collect, but not more than thirty (30) days prior to accrual, all rents and other sums due under any such sublease.

          (e) Mortgagee Consent.  Landlord agrees to use its good faith efforts
              -----------------
to cause its mortgage lender or lenders to agree to a release of Unisource's liability to a Permitted Assignee as set forth in subclause (c)(iv) above if all other conditions to such release shall be satisfied. If such lender or lenders shall, despite such good faith efforts, refuse to agree to release, Landlord agrees that from and after the assignment, Unisource shall be considered to be secondarily liable for the obligations under this Lease as a guarantor and not as a surety, provided Unisource shall enter into such documentation with Landlord to evidence such status as Landlord shall reasonably require. Such documentation shall be substantially similar to surety agreements utilized by reputable commercial financial institutions (including the customary waivers of defenses) but shall provide that recourse will not be sought against Unisource unless 30 days (or 90 days, so long as minimum annual rent is kept current) have elapsed after a material default by Unisource's assignee and the failure, within said time period, for such assignee to have cured the default.

          (f) Limitation on Other Rights.   Regardless of the obtaining of
              --------------------------
Landlord's consent to any assignment or subletting, the rights of cure (under
Section 26(k)), expansion (under Section 33) and subletting assistance and purchase (under Section 34) (collectively, the "Unisource Rights") are personal to Unisource Worldwide, Inc. and shall not extend to, or be exercised for the benefit of, any assignee or subtenant except as hereafter provided. The Unisource Rights may be exercised by a Permitted Assignee which is an Affiliate (hereafter defined) of Unisource Worldwide, Inc. An "Affiliate" of Unisource Worldwide, Inc. is a corporation or partnership which is a successor by merger or consolidation or which, through the ownership of voting securities or partnership interests, controls, is controlled by, or is in common control with, Unisource Worldwide, Inc.

          (g) Assignment to Affiliates.  Tenant shall have the right without
              ------------------------
Landlord's consent, but after notice to Landlord, to assign this Lease or sublet all or any portion of the Premises (i) to an Affiliate, or (ii) to any entity resulting from a merger or consolidation with Tenant, or which acquires all or substantially all of Tenant's assets, or (iii) to an assignee acquiring its interest by operation of law. No such assignment or subletting shall release Tenant of its liabilities and obligations hereunder, except as otherwise expressly provided in this Paragraph 21.

     22.  Subordination and Nondisturbance.
          --------------------------------

          (a) Subordination.  Subject to the following conditions precedent,
              -------------
this Lease and Tenant's rights hereunder shall be subject and subordinate at all times in lien and priority to any first mortgage or other primary encumbrance now or hereafter placed upon or affecting the Building or the Premises, and to all renewals, modifications, consolidations and extensions thereof, as well as any subordinate mortgage held by the holder of the first mortgage, without the necessity of any further instrument or act on the part of Tenant. Tenant shall execute and deliver upon demand any further reasonable instrument or instruments confirming the subordination of this Lease to the lien of any such first mortgage or to the lien of any other mortgage if requested to do so by Landlord with the consent of the first mortgagee, and any further instrument or instruments of attornment that may be desired by any such mortgagee or Landlord. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by giving notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event such mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution and delivery of the mortgage and had been assigned to such mortgagee.

          (b) Nondisturbance.  The foregoing subordination of this Lease shall
              --------------
be conditioned upon Tenant's receipt from any such mortgagee of a nondisturbance and attornment agreement ("Non-Disturbance Agreement") in form and substance reasonably acceptable to Tenant, which provides that as long as Tenant is not in default under the Lease beyond the applicable grace, notice or cure periods, such mortgagee (a) shall honor this Lease in accordance with its terms, (b) shall not disturb Tenant in its possession of the Premises, (c) shall not name Tenant in any foreclosure proceedings, and (d) shall cause Landlord's obligations under this Lease to be performed, during such time as that mortgagee shall be the Landlord hereunder (or mortgagee in possession), from and after the date of any foreclosure, purchase or transfer, and by which Tenant agrees to attorn to and recognize such mortgagee as Landlord in accordance with the terms of this Lease, with the further understanding that such nondisturbance and attornment agreement may contain such qualifications, terms and limitations as the holder of the first mortgage shall customarily require for transactions of similar scope and magnitude. Landlord shall, promptly after Lease execution, deliver to Tenant from all then-existing mortgagees (if any), and from Fee Owner, properly executed and acknowledged, recordable Nondisturbance Agreements.

          (c) Notice to Tenant of Landlord's or Fee Owner's Mortgages.  Landlord
              -------------------------------------------------------
shall promptly notify Tenant of Landlord's or Fee Owner's execution of any new mortgage(s) on the Premises. Promptly after the execution of any new mortgage, Landlord shall endeavor to deliver to Tenant a properly executed, acknowledged, recordable Nondisturbance Agreement in accordance with this Article from such new mortgagee. Landlord shall use its commercially reasonable efforts to negotiate an agreement with its mortgagee to permit the use of any insurance proceeds resulting from a fire or casualty, or any condemnation, for the purpose of restoring the Premises and Building in accordance with this Lease, subject to customary qualifications and conditions by such mortgagee.

          (d) Title Report.  Landlord shall obtain and deliver to Tenant a
              ------------
current title report on the Premises, including a complete list of all mortgages, leases, encumbrances, and easements affecting the Premises.
          (e) Confirmation of Subordination.  Subject to the conditions set
              -----------------------------
forth in this Article, Tenant agrees to execute and deliver any reasonable instruments confirming such subordination as reasonably requested by any mortgagees or ground lessors. In no event does Tenant appoint Landlord its attorney-in-fact to execute or deliver any such instruments on Tenant's behalf; Tenant shall execute and deliver any required instruments on its own behalf. No property owned by Tenant shall be subject to the lien of any mortgage.

     23.  Estoppel Certificate.  Tenant or Landlord, at any time and from time
          --------------------
to time and within seven (7) days after the other party's written request, shall execute, acknowledge and deliver to the requesting party a written instrument in recordable form certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that it is in full force and effect as modified and stating the modifications); stating that the improvements required by Section 2 hereof have been completed (or stating in detail any incomplete items); certifying (as to Tenant) that Tenant has accepted possession of the Premises; stating the date on which the term of the Lease commenced and the dates to which minimum annual rent, additional rent and other charges have been paid, including payments in advance, if any; stating that to the best knowledge of the signer of such instrument the other party is not in default of this Lease (or specifying in detail any defaults); stating any other fact or certifying any other condition reasonably requested by the requesting party or required by any mortgagee or prospective mortgagee or purchaser of the Premises or any interest therein or any portion thereof; and stating that such instrument may be relied upon by the requesting party, by any mortgagee or prospective mortgagee or purchaser of the Premises, or any interest therein or any portion thereof, or by any assignee of Landlord's interest in this Lease or by any assignee of any mortgagee, but such statement shall in no way modify this Lease. Promptly upon the request of any purchaser or mortgagee of the Premises or any portion thereof (or any proposed purchaser or mortgagee under a bona fide commitment or letter of intent) from time to time, Tenant shall provide its most recent annual audited financial statements (which, in the case of a public corporation, shall be those publicly available) to such purchaser or mortgagee. The foregoing information shall be addressed to Landlord and to any mortgagee, prospective mortgagee, purchaser or other party specified by Landlord.

     24.  Curing Tenant's Defaults.  If Tenant shall be in default in the
          ------------------------
performance of any of its obligations hereunder, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any reasonable sums paid or costs incurred by Landlord in curing such default, including interest thereon (at the rate set forth in Section 5(c) above) from the respective dates of Landlord's making the payments and incurring such costs which sums and costs together with interest thereon shall be deemed additional rent payable promptly upon being billed therefor. Regardless of whether Landlord may or shall elect to cure a default by Tenant, Tenant shall reimburse Landlord upon demand for any attorneys' fees and costs incurred by Landlord after such default in connection with the enforcement of this Lease.

     25.  Surrender.
          ---------

          (a) Lease Termination.  Subject to the terms of Section 13 and Section
              -----------------
16 hereof, at the expiration or earlier termination of the term hereof Tenant shall promptly yield up, clean and neat, and in the same condition, order and repair in which they are required to be kept throughout the term hereof, the Premises and all improvements, alterations and additions thereto (except those which, by the terms of this Lease, Tenant is permitted to remove and elects to remove), and all fixtures and equipment servicing the Building, reasonable wear and tear and damage by fire, the elements, or other casualty excepted. Tenant waives its rights to the maximum extent not prohibited by law, to any notices to quit and any other notices as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, and agrees that five (5) days notice shall be sufficient in any case where a longer notice period may be statutorily specified.

          (b) Holding Over.  If Tenant, or any person claiming through Tenant,
              ------------
shall continue to occupy the Premises after the expiration or earlier termination of the term or any renewal thereof, such occupancy shall be deemed to be under a day-to-day tenancy at sufferance under the same terms and conditions set forth in this Lease; except, however, that the minimum annual rent during such continued occupancy shall be (i) one hundred fifty percent

(150%) of the amount in effect immediately prior to expiration (the "Previous Rent") during the first two (2) months of the holdover, (ii) one hundred seventy five percent (175%) of the Previous Rent during the next two months, and (iii) two hundred percent (200%) of the Previous Rent thereafter. The foregoing provisions shall not limit any damages or other relief to which Landlord shall be entitled as a result of the holdover, which shall constitute a default hereunder and shall be subject to all the remedies set forth in Section 26 hereof. A holdover shall not be presumed to create an extension of the term for any fixed period, except as otherwise agreed in writing by Landlord and Tenant. Notwithstanding the foregoing, upon request by Tenant given at least one (1) year before the Expiration Date of this Lease, and provided that Landlord has not theretofore entered into a new lease or binding commitment to lease the Premises which is inconsistent with an extension of the term of this Lease, Tenant may extend the term of this Lease for three (3) months upon the same terms and conditions set forth in this Lease for the then current term, after which the aforesaid holdover provisions shall apply.


     26.  Defaults; Remedies.
          ------------------

          (a) Insolvency.  The following shall constitute a breach of this Lease
              ----------
by Tenant, for which Landlord shall have, without need of further notice, the rights enumerated in sub-section (b): (i) the appointment of a receiver or trustee to take possession of all or a substantial portion of the assets of Tenant (which, for purposes of this Section 26(a), includes any guarantor of the obligations of Tenant hereunder), or (ii) an assignment by Tenant for the benefit of creditors, or (iii) the institution by or against Tenant of any proceedings for bankruptcy or reorganization under any state or federal law (unless, in the case of involuntary proceedings, the same shall be dismissed within ninety (90) days after institution), or (iv) any execution issued against a significant portion of the assets of Tenant or against Tenant's leasehold interest hereunder which is not stayed or discharged at least thirty (30) days prior to a scheduled execution sale.

          (b) Events of Default.  The following shall constitute events of
              -----------------
default by Tenant, for which Landlord shall have the rights enumerated below in this subsection (b): (i) Tenant shall fail to pay rent or any other regularly scheduled sum payable to Landlord hereunder when due, and such default shall continue uncured for more than five (5) days after written notice from Landlord; or (ii) Tenant shall fail to pay any other sum payable to Landlord hereunder within fifteen (15) days after written demand from Landlord; or (iii) Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease within thirty (30) days (or such longer period as is reasonably required to correct any such default, provided Tenant promptly commences and diligently continues to effectuate a cure) after written notice thereof by Landlord (provided further that if a specific time period is provided in this Lease for compliance with a particular requirement, the grace period under this subsection (iii) shall not extend more than five (5) days beyond such specific time period); or (iv) any of the events specified in Section 26(a) above occur; or (v) Tenant fails to take actual, bona-fide occupancy of the Premises on or about the scheduled commencement of the term; or (vi) a "Prohibited Vacancy" shall occur as defined below. Tenant acknowledges that a certain level of occupancy of the Building constitutes security for the Landlord and its mortgage lender(s). A Prohibited Vacancy shall occur if, after taking actual, bona-fide occupancy of the Premises, but prior to the Initial Funding Date (as defined in Section 21(b)), Unisource Worldwide, Inc. and/or its Affiliates shall fail to be in actual, bona-fide occupancy of at least eighty percent (80%) of the Building.

          If any of the foregoing events of default shall occur (notwithstanding any former breach of covenant or waiver thereof in a former instance), then Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter:

               (i) Upon ten (10) days written notice to Tenant, and subject to the limitation set forth at the end of this Section 26(b), declare to be immediately due and payable, on account of the rent and other charges herein reserved for the balance of the term of this Lease (taken without regard to any early termination of the term on account of default), a sum equal to the Accelerated Recovery Component (as hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided; and/or

              (ii) whether or not Landlord has elected to recover the Accelerated Recovery Component, terminate this Lease on at least fifteen
     (15) days written notice to Tenant and, on the date specified in the notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Premises to Landlord in the condition elsewhere herein required and Tenant shall remain liable to Landlord as hereinafter provided.

          Notwithstanding the acceleration right set forth in clause (i) above, if and at any time after Tenant shall have taken actual, bona fide occupancy of the Premises, the portion of the future term for which Landlord may recover the Accelerated Recovery Component at any one time shall be limited to two years (or if greater, 15% of the then remaining balance of rent and additional rent for the entire unexpired term), provided, however, that this limitation shall remain effective only so long as Tenant shall promptly pay any and all partial Accelerated Recovery Component in accordance with this sentence. So long as the limitation of the preceding sentence shall be applicable, Landlord may periodically exercise its partial acceleration rights so that after each anniversary of the declaration of Accelerated Recovery Component being due, the Accelerated Recovery Component based upon the succeeding two years (or 15% of said remaining balance, if greater) shall be paid. In any event, Landlord reserves the right to recover immediately the entire Accelerated Recovery Component without regard to the foregoing limitation, if Tenant shall fail to pay within 20 days after the due date any and all partial amount demanded pursuant to the foregoing provisions.

          (c) Accelerated Recovery Component.  For purposes hereof, the
              ------------------------------
Accelerated Recovery Component shall mean the aggregate of:

               (i) all rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Recovery Component;
              (ii) the minimum annual rent reserved for the then entire unexpired balance of the term of this Lease (taken without regard to any early termination of the term by virtue of any default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of the term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Recovery Component, discounted to present value at the then current annual yield rate (adjusted to the nearest 1/4%) for U.S. Treasury securities having a maturity of 90 days after Landlord's election to recover the Accelerated Recovery Component, as reported in the Wall Street Journal or similar
                                            -------------------
     publication; plus

             (iii) Landlord's good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of the term which shall not be capable of precise determination as aforesaid, discounted to present value at the aforesaid rate.

          (d) Re-entry.  In any case in which this Lease shall have been
              --------
terminated, or in any case in which Landlord shall have elected to recover the Accelerated Recovery Component and any portion of such sum shall remain unpaid,

Landlord may, without further notice, enter upon and repossess the Premises, by summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Premises and may have, hold and enjoy the Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, or in its own behalf, if this Lease has been terminated, relet the Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and provisions (which may include concessions or free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Premises to be redecorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. No reletting shall be deemed a surrender and acceptance of the Premises.

          (e) Continuing Liability.  Tenant shall, with respect to all periods
              --------------------
of time up to and including the expiration of the term of this Lease (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord as follows:

               (i) In the event of termination of this Lease on account of Tenant's default or breach, Tenant shall remain liable to Landlord for damages equal to the rent and other charges payable under this Lease by Tenant as if this Lease were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including without limitation all repossession costs, brokerage and management commissions, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting) and to the extent such damages shall not have been recovered by Landlord by virtue of payment by Tenant of the Accelerated Recovery Component (but without prejudice to the right of Landlord to demand and receive the Accelerated Recovery Component), such damages shall be payable to Landlord, at Landlord's option, monthly upon presentation to Tenant of a bill for the amount due or at such other intervals or times as Landlord shall determine.

              (ii) In the event and so long as this Lease shall not have been terminated after default or breach by Tenant, the rent and all other charges payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Recovery Component paid by Tenant to Landlord (but without prejudice to the right of Landlord to demand and receive the Accelerated Recovery Component), and any amount due to Landlord shall be payable monthly, at Landlord's option, upon presentation to Tenant of a bill for the amount due, or at such other intervals or times as Landlord shall determine.

          (f) Credit.  If Landlord shall, after default or breach by Tenant,
              ------
recover the Accelerated Recovery Component from Tenant and it shall be determined at the expiration of the term of this Lease (taken without regard to early termination for default) that a credit is due Tenant because the net proceeds of reletting, as aforesaid, plus the amounts paid to Landlord by Tenant exceed the aggregate of rent and other charges accrued in favor of Landlord to the end of the term, Landlord shall refund such excess to Tenant (but not so as to return to Tenant more, for any particular period of time, than the rent and additional rent paid by Tenant for such period), without interest, promptly after such determination.

          (g) No Duty to Relet.  If Tenant shall deliver possession of the
              ----------------
Premises to Landlord following an Event of Default, Landlord shall use reasonable commercial efforts to re-lease same, but Landlord shall in no event be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon a reletting.

          (h) Bankruptcy.  Nothing contained in this Lease shall limit or
              ----------
prejudice the right of Landlord to prove for and obtain as damages incident to a termination of this Lease, in any bankruptcy, reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect when such damages are to be proved.

          (i) Non-Waiver.  No waiver by Landlord of any breach by Tenant or any
              ----------
of Tenant's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach.

          (j) Rights and Remedies Cumulative.  No right or remedy herein
              ------------------------------
conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, including without limitation consequential damages, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

          (k) Tenant's Cure Right.  If Landlord defaults in the observance or
              -------------------
performance of any term or covenant required to be performed by Landlord under this Lease beyond any periods of grace, notice or cure, which default in Tenant's reasonable judgment shall adversely affect Tenant's business operations in the Premises to a material degree, then Tenant, after not less than thirty
(30) days' written notice to Landlord, may, but shall not be obligated to, remedy such default. Notwithstanding the foregoing, (i) Tenant may remedy any such Landlord default without notice in the event of an emergency if Tenant shall first make a good faith effort to notify Landlord of such emergency and allow reasonable opportunity under the circumstances for Landlord to cure same, and (ii) Tenant may not remedy any Landlord default which Landlord is endeavoring diligently to cure. For purposes of effecting any cure permitted by Tenant hereunder which shall affect Building structural components or Building systems, Tenant shall employ contractors acceptable to Landlord. All proper and reasonable sums expended by Tenant in connection with curing a Landlord default as permitted hereunder shall be paid by Landlord to Tenant within thirty (30) days after written demand.

    27.   Office Park Declaration.  Tenant acknowledges that the Premises is
          -----------------------
intended to be subject to the terms of a certain declaration of covenants, easements and restrictions, created for the harmonious, orderly and efficient operation and development of the Office Park (referred to in this Lease as the "Office Park Declaration"). The Office Park Declaration is attached hereto as

Schedule 27-A and shall be amended by Landlord for the purpose of clarifying the
-------------
provisions therein as they pertain to the Premises and Building in accordance with the terms set forth on Schedule 27-B hereto. No revision to the Office
                            -------------
Park Declaration which shall have a material adverse effect on Tenant's rights or obligations under this Lease shall be binding against Tenant without Tenant's consent.

     28.  Interpretation.
          --------------

          (a) Captions.  The captions in this Lease are for convenience only and
              --------
are not a part of this Lease and do not in any way define, limit, describe or amplify the terms and provisions of this Lease or the scope or intent thereof.

          (b) Entire Agreement.  This Lease represents the entire agreement
              ----------------
between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Office Park. This Lease supersedes all prior negotiations, agreements, informational brochures, letters, promotional information and other statements and materials made or furnished by Landlord or its agents, including any Requests for Proposal and Proposals relating to the subject matter of this Lease. The submission of this Lease by Landlord, its attorneys or agents, for examination or for execution by Tenant, does not constitute a reservation of (or option for) the Premises in favor of Tenant; and Tenant shall have no right or interest in the Premises, and Landlord shall have no liability hereunder, unless and until this Lease is executed and delivered by Landlord. No rights, easements or licenses are acquired in the Premises or any land adjacent to the Premises by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun, singular number, shall include the masculine, feminine and neuter genders and the singular and plural number.

          (c) Exhibits.  Each writing or plan referred to herein as being
              --------
attached hereto as an Exhibit or Schedule, or otherwise designated herein as an Exhibit or Schedule hereto, is hereby made a part hereof.

          (d) Arbitration.  Wherever arbitration is set forth herein as the
              -----------
appropriate resolution of a dispute, the issues in question shall be submitted for arbitration to the American Arbitration Association in the city nearest to the Premises in which offices of the American Arbitration Association are located. Landlord and Tenant will comply with the American Arbitration Association's rules then in effect and the determination of award rendered by the arbitrator[s] shall be final, conclusive and binding upon the parties and not subject to appeal, and judgment thereon may be entered in any court of competent jurisdiction. Either Landlord or Tenant may require, at its option, that a panel of three arbitrators instead of a single arbitrator be designated, so long as such requirement is consistent with the American Arbitration Association's rules. Fees, costs and expenses of the arbitrator[s] shall be borne by the party against whom the arbitration shall be determined, or in such proportions as the arbitrator[s] shall designate.

          (e) Consents.  Notwithstanding anything to the contrary set forth in
              --------
this Lease, wherever any party's approval or consent is required, it shall not be unreasonably withheld or delayed; except that, where discretion is expressly reserved, such discretion need not be reasonably exercised.

     29.  Definitions.
          -----------

          (a) "Landlord."  The word "Landlord" is used herein to include the
               --------
Landlord named above as well as its heirs, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had, had it originally signed this Lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises (except for obligations which may have theretofore accrued). Neither Landlord, Fee Owner nor any principal of Landlord or Fee Owner nor any owner of the Building, Land or Premises, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's remedies.

          (b) "Tenant."  The word "Tenant" is used herein to include the Tenant
               ------
named above as well as its successors and assigns, each of which shall be under the same obligations, liabilities and limitations and, if such assignment shall be permitted in accordance with the provisions of this Lease, each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this Lease as Tenant. Each and every of the persons named above as Tenant shall be bound formally and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless the assignment to such assignee is permitted by the terms of this Lease or has been approved in writing by Landlord. All rights, benefits, remedies, waivers, privileges and powers that shall benefit Landlord with respect to Tenant shall also apply with respect to any subtenant, assignee or successor of Tenant.

          (c) "Mortgage" and "Mortgagee".  The word "mortgage" is used herein to
              --------------------------
include any lien or encumbrance on the Premises or the Building or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground lease if Landlord's interest is or becomes a leasehold estate. The word "mortgagee" is used herein to include the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee. No mortgagee which shall succeed to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall: (i) be liable for any previous act or omission of a prior Landlord, (ii) be subject to any rental offsets or defenses against a prior Landlord, (iii) be bound by any amendment of this Lease made without its written consent, or by payment by Tenant of rent in advance in excess of two (2) month's rent, (iv) be liable for any security not actually received by it, or (v) be liable for any initial construction of the improvements to be made to the Premises. If, in connection with obtaining, continuing or renewing financing for which the Building, the

Premises or any interest therein represents collateral in whole or in part, a bank, insurance company or other institutional lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not (i) increase the monetary, or increase non-monetary, obligations of Tenant hereunder, or (ii) adversely affect the Tenant's (A) leasehold interest hereby created, or (B) rights under this Lease.

          (d) "Person."  The word "person" is used herein to include a natural
               ------
person, a partnership, a corporation, an association, and any other form of business association or entity.

          (e) "Date of this Lease".  The "date of this Lease" shall be the date
               ------------------
upon which this Lease becomes fully executed by both parties.

     30.  Notices.  All notices, demands, requests, consents, certificates and
          -------
waivers required or permitted hereunder from either party to the other shall be in writing and shall be deemed sufficiently given if sent by overnight delivery with receipted service by a reputable, national courier or by United States certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be addressed to:

                    825 Duportail Road
                    Wayne, Pennsylvania 19087
                    Attention: Leigh Purdy


or, after the Commencement Date, to the Building, sent to the attention of Law Department, in either case with a copy to Stephen Volpicelli, Esq., Montgomery, McCracken, Walker and Rhoades, 123 South Broad Street, Phila, Pa. 19109. Notices to Landlord shall be addressed to Terramics Management Company, Southpoint TWO, 1180 West Swedesford Road, Berwyn, PA 19312, with a further copy to any mortgagee or other party designated by Landlord. Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall be sent.

     31.  Miscellaneous.
          -------------

          (a) Brokers.  Tenant represents and warrants that it has not dealt
              -------
with any broker or agent in the negotiation for or the obtaining of this Lease, other than Huff Real Estate, Inc. ("Agent") and agrees to indemnify and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Agent, employed by Tenant or claiming to have been engaged by Tenant in connection with this Lease. The parties acknowledge that Agent has acted only as agent with respect to the procurement and negotiation of this Lease, and agree that Agent shall not be responsible or liable for any term, provision or condition of this Lease. Agent shall be entitled to a leasing commission in connection with the making of this Lease to be payable in accordance with the terms of a separate commission letter.
Subject to the preceding qualifications, each party shall indemnify and hold the other harmless for any costs (including, but not limited to, court costs, investigation costs and attorneys' fees), expenses or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease that arise out of any agreement or dealings, or alleged agreement or dealings, between such party and any such broker or agent.

          (b) Partial Invalidity.  If any of the provisions of this Lease, or
              ------------------
the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          (c) Additional Charges.  All sums payable by Tenant under this Lease
              ------------------
whether or not stated to be additional rent shall be collectable by Landlord as rent, and in the event of a default thereof, Landlord shall have the same rights and remedies as for failure to pay rent.

          (d) Authority.  The undersigned individuals who executed this Lease on
              ---------
behalf of Tenant hereby certify that the execution of this Lease by Tenant has been duly authorized, with all necessary corporate actions, resolutions, consents and approvals, as the case may be, having been obtained heretofore, and that, subject to execution and delivery by Landlord, this Lease is legally binding on the Tenant in accordance with its terms.

          (e) Time of the Essence.  When either Tenant or Landlord shall be
              -------------------
required to take an action or give notice within a specific amount of time or by a specified date, except where further qualified herein, such specified times shall be deemed to be of the essence of this Lease.

          (f) Binding Effect.  Subject to the provisions and limitations
              --------------
contained in this Lease, the provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

     32.  Renewal Option.
          --------------

          (a) Conditions.  Tenant is granted the right and option to extend the
              ----------
term of this Lease for one additional period of five (5) years, such renewal term to commence upon the expiration of the then current term of this Lease, in accordance with the following:

          (i) Tenant must exercise its five (5) year renewal option, if at all, by written notice to Landlord given at least eighteen (18) months prior to the original expiration date of the then current term; and

          (ii) As a condition to the effective exercise of any option, this Lease shall be in full force and effect and there shall not exist any default by Tenant which remains uncured beyond any applicable periods of notice, grace or cure.

          (b) Renewal Terms.  If the foregoing option is effectively exercised,
              -------------
all the terms and conditions contained in this Lease shall continue to apply during the renewal term except that:

          (i) There shall be no construction allowance, or other tenant incentive, allowance or concession and no further right of renewal beyond the 5 year renewal option; and

          (ii) For and during the renewal period, the minimum annual rent hereunder shall be adjusted to the greater of (a) Twenty Eight Dollars ($28.00) per rentable square foot (with the same provisions for Annual Operating Costs and Taxes [including the same 1998 base year] as are applicable to the initial term), or (b) the Adjusted Fair Market Rental determined in accordance with subsection (iii) below.

          (iii) If Tenant duly exercises its option by notice to Landlord as set forth above, Landlord will propose to Tenant, promptly following such exercise, an Adjusted Fair Market Rental which is intended to be equal to the fair market rate for the Premises for the renewal period (taking into account other associated economic terms consistent with such fair market rate, including by way of example and not limitation, an adjusted base year for Annual Operating Costs and Taxes, which shall be specified as part of the Adjusted Fair Market Rental, but not including adjustment for any allowances, concessions or incentives which would ordinarily be applicable to such fair market rate), plus a cash allowance, payable at the inception of the renewal period, equal to the "Allowance Factor" as defined below. Tenant can accept or reject the Adjusted Fair Market Rental proposed by Landlord, but if Tenant shall fail to so accept or reject within fifteen (15) days after receipt of Landlord's proposal, Tenant shall be deemed to have rejected Landlord's proposal. In the event Tenant rejects (or is deemed to reject) Landlord's determination of the Adjusted Fair Market Rental within said 15 day period, then the Adjusted Fair Market Rental (including associated economic terms as set forth above) shall be determined by three (3) independent appraisers who shall be members of the American Institute of Real Estate Appraisers of the National Association of Realtors, with at least seven (7) years of experience in evaluating market rents and/or economic terms for leases of space in similar first-class office buildings in the Greater Philadelphia Area, with one appointed by the Tenant, one appointed by the Landlord ("Appointed Appraisers") (such appraisers to be appointed within ten
(10) business days following the written rejection by Tenant of Landlord's calculation of Adjusted Fair Market Rental) and the third selected by the two
(2) appraisers so appointed ("Selected Appraiser"). If either Tenant or Landlord shall fail to timely appoint an appraiser, or if the two (2) appraisers so determined shall be unable to agree within five (5) business days of their being appointed on a selection of a third appraiser, then either appraiser, on behalf of both, may request the chapter of MAI appraisers located nearest to the Building to make such appointment. Each Appointed Appraiser shall make a determination of the applicable fair market rental and the Allowance Factor of similar space in class "A" office buildings that are similarly situated and competitive with the Building in the same office market, taking into account variations in location, building size and tenant size. The Appointed Appraisers shall submit their determinations ("Initial Determinations") to the Selected Appraiser within fifteen (15) days after the panel of three appraisers is constituted. The Appointed Appraisers shall then cooperate in good faith under the direction of the Selected Appraiser to reach an agreement on a determination of the applicable Adjusted Fair Market Rental, to be reported to the parties in writing with full explanation of the decision. If the Appointed Appraisers cannot reach such an agreement within seven (7) business days despite their best efforts in good faith to do so, the Selected Appraiser shall, within five (5) business days thereafter, make a determination in writing with full explanation of the decision, taking into account the Initial Determinations and any other information the Selected Appraiser deems relevant. Whether the final Adjusted Fair Market Rental determination is a cooperative effort of all Appraisers or is the sole determination of the Selected Appraiser, it shall be binding on both Landlord and Tenant. After receipt of the appraisal, Tenant shall have ten (10) business days in which to decide whether to accept the appraisal, and shall so notify Landlord within such period. In the event Tenant does not accept such appraisal, Tenant's renewal option shall be deemed rescinded and this Lease shall not be renewed. Each party shall pay the cost of its Appointed Appraiser and shall share equally the cost of the Selected Appraiser, except that Tenant shall pay the costs of all Appointed Appraisers and the Selected Appraiser if, following its receipt of the appraisal, it declines to accept the appraisal and the renewal option is rescinded. If the renewal option is not rescinded, the parties shall promptly enter into a confirmatory formal agreement evidencing the applicable lease terms. The Allowance Factor means that if the fair market rental for the designated comparables shall consist of a "face" or "stated lease" rate, plus one or more concessions or allowances for tenant improvements ("TI Allowance"), free rent or the like (which will not be provided to Tenant except for the Allowance Factor), then the Adjusted Fair Market Rental for the Premises shall be based solely upon the "stated lease" rate without deduction for a TI Allowance or other allowances, and the Allowance Factor shall be equal to the sum of: (1) fifty percent (50%) of the TI Allowance, plus (2) one hundred percent (100%) of applicable concessions or allowances other than a TI Allowance. There shall be no adjustment for the lack of brokerage commissions nor shall brokerage commissions be considered in computing the Allowance Factor. For example, if the fair market rental for comparable space for a comparable term were $30 per rentable square foot, with 1 month free rent and a $25/rentable square foot construction allowance, then the Adjusted Fair Market Rental for the Premises, for the renewal period, would be $30 per rentable square foot, and the cash allowance would be equal to 1 month's minimum rent plus $12.50 multiplied by the rentable square foot area of the space leased by Tenant in the Building.

     33.  Expansion Rights.
          ----------------

          (a) Expansion Space.  Tenant may desire to lease additional space
              ---------------
within the Office Park from time to time. In connection therewith, Landlord (with the joinder of Landlord's affiliates who own the remaining buildings in the Office Park) has agreed as follows:

          (i) So long as this Lease is in full force and effect and there shall not exist any default by Tenant which remains uncured beyond any applicable period of notice, grace or cure, Tenant may notify Landlord in writing of its desire for expansion space in the Office Park, specifying in such notice the size and preferred location of such space and the targeted commencement and length of the term desired by Tenant. Landlord (which designation, for purposes hereof, shall include the owner of the other buildings in question within the Office Park) shall thereupon meet with Tenant for the purpose of developing a good faith projection of space which may be (or become) available to suit

Tenant's needs and the anticipated rental and other economic terms applicable thereto (which shall be equal to the fair market rental and terms applicable to unrelated third parties). Space shall not be deemed available if it is subject to any preferential rights or options in favor of another party, if it is the subject of on-going good faith negotiations, or the leasing of such space would adversely impact the reasonable leasing program established by Landlord for the building in question. Landlord shall not be obligated to reserve any space in connection with, or in anticipation of, such request by Tenant for expansion space nor shall this Lease create any option or reservation in favor of Tenant, but if Tenant does make such request, and so long as this Lease is in full force and effect without default by Tenant, Landlord shall cooperate with Tenant in good faith in order to allow Tenant to lease such available space on fair market terms.

          (ii) If Landlord and Tenant are able to agree on the leasing of expansion space to suit Tenant's needs, they shall evidence such agreement by the entry into a formal lease agreement, which lease agreement shall be generally consistent with the form utilized for the building in question.

          (iii) Landlord shall endeavor to provide notice to Tenant when space becomes available for leasing in the Office Park (i.e., available within the meaning of subsection (i) above and after all other prior or preferential rights on the space in question expire), including the size and location of such space and the period for which such space may be leased.

     34.  Sublet Assistance and Purchase Option.
          -------------------------------------

          (a) General.   Tenant has advised Landlord of its desire to be able to
              -------
control its obligations relating to this Lease in the event Tenant shall, at a future date, determine in its discretion that its space needs at the Premises and/or Office Park cannot be satisfied by reason of Tenant's expansion needs, or if Tenant shall contract its business operations in the Philadelphia metropolitan area such that its space requirements are substantially less than the area of the Building, or if for any other reason, in Tenant's discretion, Tenant shall determine that the Premises is unsuitable for its continued business operations (in any such case, a "Space Incompatibility").

          (b)  Sublet Assistance.  If a Space Incompatibility shall occur and,
               -----------------
as a consequence, Tenant desires to sublet space within the Premises, and if Tenant shall notify Landlord thereof (including in such notice details on areas of the Building which Tenant desires to sublet), Landlord agrees to cooperate with Tenant in good faith in endeavoring to secure, on behalf of Tenant and on terms approved by Tenant, one or more subtenants to occupy the proposed sublet area(s), or an assignee of the Lease. Such assistance by Landlord shall be based upon Landlord's then existing knowledge of the leasing market, the various relationships developed by Landlord with respect to the leasing market and the Office Park, and the prospects from time to time interested in the Office Park. However, Landlord's assistance shall be without cost to Landlord, and Landlord has and shall make no commitments, assurances or guarantees to Tenant as to the ability to secure subtenants or the terms of any subtenancies or assignment. It is further understood that Landlord's assistance shall be subject to the qualifications on subleasing and assignment as set forth in Paragraph 21 above and in no event shall Landlord be required to prefer the Premises to other available space in the Office Park or in other buildings in which Landlord or its affiliates have an economic interest; provided, however, that for purposes of this Paragraph 34, any assignee or subtenant procured directly by Tenant (i.e., without assistance by Landlord) shall not be subject to the limitations of Paragraph 21(b)(i), relating to existing tenants and prospects of the Office Park.

          (c)  Purchase Option.  Regardless of whether a Space Incompatibility
               ---------------
shall occur, Tenant shall have a right to purchase the Premises (referred to as the "Purchase Right"), on the terms and conditions hereinafter set forth. The Purchase Right, as well as the right to subletting assistance as set forth in subparagraph (b) above, shall be effective only for so long as this Lease shall be in full force and effect, without default by Tenant remaining outstanding beyond any applicable notice, grace or cure period. To effectively exercise its Purchase Right, Tenant must notify Landlord of its exercise thereof, if at all, within the period commencing on the first day of the fifty eighth (58th) month of the term of this Lease and ending on the last day of the one hundred twentieth (120th) month of the term of this Lease. Following notice to Landlord of exercise of Tenant's Purchase Right, Tenant and Landlord agree to confer on the possibility of an alternative arrangement to the Purchase Right (but without obligation of Landlord or Tenant of any sort to reach such alternative agreement), and if such alternative arrangement is not mutually agreed to, Landlord shall have the option to nullify the Purchase Right by exercising its Termination Right under the terms and conditions set forth in subparagraph (f) below.

          (d) Purchase Price.  If the Purchase Right is exercised, and Landlord
              --------------
does not exercise its Termination Right, Landlord (and Fee Owner) shall sell to Tenant and Tenant shall purchase from Landlord and Fee Owner, the entire fee interest in the Premises for a purchase price ("Price") determined as follows:

                    If the purchase closes during the 6th year of the term of
               this Lease: $226 per square foot of the Building, for a total of $9,826,480.
                    If the purchase closes during the 7th year of the term of
               this Lease: $232 per square foot of the Building, for a total of $10,087,360.
                    If the purchase closes during the 8th year of the term of
               this Lease: $238 per square foot of the Building, for a total of $10,348,240.
                    If the purchase closes during the 9th year of the term of
               this Lease: $244 per square foot of the Building, for a total of $10,609,120.

                    If the purchase closes during the 10th year of the term of this Lease (or within the time allotted for closing for the latest exercise of the Purchase Right): $250 per square foot of the Building, for a total of $10,870,000.

          (e) Other Purchase Terms.  Provided Landlord does not exercise its
              --------------------
Termination Right under subparagraph (f) below, Closing on the Purchase Right shall occur not later than the ninetieth (90th) day after Landlord's Termination Right under subparagraph (e) below shall expire without exercise, or if earlier, the ninetieth (90th) day after Landlord shall advise Tenant that it declines to exercise such Termination Right. At such Closing, the Price shall be paid by Tenant, in cash or equivalent, and fee title to the Premises shall be conveyed to Tenant in good and marketable condition, subject to no mortgages or other monetary liens but subject to (i) all existing matters of record as disclosed in the title report to be delivered to Tenant pursuant to Section 22 (d) hereof,
(ii) any additional easements or other matters as may be created in connection with the development of the Premises and Building for Tenant's occupancy, and
(iii) such other matters as may from time to time be created in connection with the development and use of the Premises and Office Park and do not materially interfere with Tenant's rights under this Lease, or as may be created by or with the consent of Tenant. The Purchase Price shall be subject to customary adjustments and apportionments for real estate taxes, utility charges and the like and for rents and additional rents payable under the Lease, it being understood that Tenant shall be responsible for all charges otherwise payable under the Lease for periods prior to the closing. Realty transfer taxes, if any, shall be shared equally. At Tenant's option, in order to minimize transfer taxes or for any other reason, Tenant may elect to accept an assignment of the tenant's interest under the Ground Lease and/or to take a separate conveyance of the underlying landlord's interest in the Ground Lease.

          (f)  Landlord's Rescission Option. Notwithstanding the provisions set
               ----------------------------
forth above, if Tenant shall exercise its Purchase Right, Landlord shall have the right and option, but not the obligation, to nullify and rescind Tenant's Purchase Right by notifying Tenant, within ninety five (95) days following Landlord's receipt of notice of exercise of the Purchase Right, that Landlord elects to terminate the Lease (a "Termination Right"). If Landlord exercises the Termination Right, Tenant shall have no right or option to purchase the Premises, but instead (i) this Lease shall be terminated as of a date no later than fifteen (15) months following the date of exercise of the Termination Right, the exact date to be designated by Tenant in its discretion within 30 days after Tenant receives notice of the Termination Right (the end of such 15 month period being referred to as the "Outside Termination Date"), and (ii) regardless of the actual date of termination and regardless of the extent of Tenant's occupancy of the Premises prior to the Outside Termination Date, Tenant shall continue to pay to Landlord all rent, additional rent and other sums otherwise payable up until the Outside Termination Date, it being in Tenant's discretion to occupy the Premises up to the Outside Termination Date. On the specified termination date, Tenant shall surrender the Premises to Landlord in the condition required upon normal expiration of the term, but rent and additional rent shall continue to be payable until the Outside Termination Date as set forth above.

     35.  Construction Contingency.
          ------------------------

          (a) Satisfaction of Contingency.  The validity and effectiveness of
              ---------------------------
this Lease shall be subject to the satisfaction of the condition that there shall have occurred, on or before the date set forth below, commencement of construction of the Project Work and closing and funding of the initial construction advances under a mortgage loan obtained by Landlord to finance such construction, as well as the obtaining of land development and construction approvals from the applicable municipal authorities (the "Closing Contingency"). The principal amount of the mortgage loan shall be at least 5.5 Million Dollars. This Lease shall be null and void, and without further force and effect, at the option of either party, if the Closing Contingency shall not have occurred on or before April 4, 1997; provided that the date for satisfying the Closing Contingency shall be extended by the period of any Tenant Delay; and provided further that Tenant, at its sole option, shall have the right to extend the period for satisfying the Closing Contingency for up to 30 days by notice to Landlord. Any such termination shall be without further liability of either party.

     36.  Ground Lease Provisions.  The Landlord's interest in the Premises is
          -----------------------
based on its interest as a tenant under the Ground Lease. Accordingly, the parties agree as follows:

          (a) No Modification of Ground Leases.  So long as Tenant is not in
              --------------------------------
material default of a material term of this Lease beyond applicable periods of notice, grace and cure, the Landlord shall not alter or modify any provision of the Ground Lease in a manner that shall materially adversely affect Tenant's rights or liabilities under this Lease.

          (b) No Merger.  If the Landlord acquires the fee simple title or any
              ---------
other estate or interest in the Ground Lease, such acquisition will not merge the leasehold estate created by the Ground Lease with the fee simple title or such other estate or interest, unless such other estate or interest will immediately become subject to the terms of this Lease.

          IN WITNESS WHEREOF, and in consideration of the mutual entry into this Lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this Lease to be duly executed under seal this _____ day of ___________, 1997.

Tenant:                       Landlord:

UNISOURCE WORLDWIDE, INC.     TERRAMICS/SOUTHPOINT ASSOCIATES V
                              LIMITED PARTNERSHIP

By:______________________     By: Terramics Property Associates
Title:___________________


Attest:__________________     By:  __________________________
Title: ___________________         Authorized General Partner



               JOINDER AND ESTOPPEL CERTIFICATION BY FEE OWNER
               -----------------------------------------------



          The undersigned hereby (i) consents to the Purchase Right granted under Section 34 of the foregoing Lease, (ii) agrees that such Purchase Right shall also apply to the fee interest of the undersigned in the Premises, and
(iii) certifies that the Lease is not subject to any approval rights of the undersigned under the terms of the Ground Lease therein referred to.

          The undersigned hereby certifies that Landlord under the foregoing Lease is not in default under the Ground Lease.

Date signed:                  SOUTHPOINT LAND HOLDINGS, INC.

___________________
                              By:  _____________________________
                                               , (Vice) President

SCHEDULE A - DESCRIPTION OF LAND
----------

SCHEDULE B - GROUND LEASE
----------

SCHEDULE 2(A) - BUILDING SHELL AND SITE SPECIFICATIONS
-------------

SCHEDULE 2(b) - PRELIMINARY PLANS FOR TENANT WORK
-------------

             INDEX OF DEFINED TERMS
             ----------------------

                                             PAGE
                                              ---

"Affiliate"...............................     75
"Agent"...................................    101
"Allowance Factor"........................    106
"Annual Operating Costs"..................     27
"Appointed Appraisers"....................    106
"Building Shell and Site Specifications"..      3
"Building"................................      2
"Closing Contingency".....................    118
"Commencement Date".......................     15
"Cost Schedule"...........................     12
"Date of Substantial Completion"..........     17
"Date of this Lease"......................    100
"Default Rate"............................     37
"Expiration Date".........................     15
"Fee Owner"...............................      1
"Final Tenant Plans"......................      4
"Fit-Out Allowance".......................     11
"Force Majeure"...........................      9
"Ground Leases"...........................      1
"Indemnified Party".......................     63
"Indemnifying Party"......................     63
"Initial Determinations"..................    107
"Initial Funding Date"....................     70
"Land"....................................      1
"Landlord"................................      1
"Landlord's Contractor"...................      8
"Landlord's Engineer".....................      4
"Laws"....................................     49
"Lease"...................................      1
"Material Alteration".....................     53
"mechanic's lien".........................     57
"Money Rates".............................     37
"mortgage"................................     99
"mortgagee"...............................     99
"Non-Disturbance Agreement"...............     77
"Non-Material Alterations"................     53
"Office Park Declaration".................     29
"Office Park".............................      1
"Permitted Assignee"......................     70
"Permitted Substances"....................     51
"Permitted Subtenant".....................     70
"Person.".................................    100
"Preliminary Plans".......................      5
"Premises"................................      3
"Previous Rent"...........................     82
"Price"...................................    114
"Prime Rate"..............................     37
"Prohibited Vacancy"......................     85
"Project Work"............................      8
"punch list"..............................     18
"Purchase Right"..........................    113
"Redecoration Allowance"..................     38
"Rules and Regulations"...................     67
"Selected Appraiser"......................    106
"Shut-Down Condition".....................     47
"Southpoint FIVE..........................      2
"Southpoint"..............................      1
"Space Incompatibility"...................    112
"Special Installations"...................     43
"Special Tenant Shell Features"...........      4
"Target Commencement Date"................      9
"Tenant Delay"............................      9
"Tenant Improvement Cost".................     10
"Tenant Improvement Work".................      4
"Tenant.".................................     98
"Tenant"..................................      1
"Tenant's Architect"......................      5
"Tenant's Representatives"
     "Tenant's Representatives"...........     13
"Termination Right".......................    116
"TI Allowance"............................    108
"Title Report"............................     78
"Unisource Rights"........................     75
"Unisource"...............................     70
